                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                      TELETECH HOLDINGS, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                     [LOGO]

                            TELETECH HOLDINGS, INC.
                        1700 LINCOLN STREET, SUITE 1400
                             DENVER, COLORADO 80203

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

    The annual meeting of stockholders of TeleTech Holdings, Inc., a Delaware corporation, will be held at One Norwest Center, John D. Hershner Conference Room, located at 1700 Lincoln Street, Denver, Colorado 80203 on Wednesday, May 3, 2000, at 10:00 a.m., local time, for the following purposes:

    1. to elect seven directors to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified (see page 5);

    2. to ratify the appointment of Arthur Andersen LLP as our independent auditors for 2000 (see page 17);

    3. to amend the TeleTech Holdings, Inc. 1999 Stock Option and Incentive Plan (see page 17);

    4. to amend the TeleTech Holdings, Inc. Employee Stock Purchase Plan (see page 20); and

    5. to transact such other business as may properly come before the annual meeting.

    The record date for the annual meeting is March 24, 2000. Only shareholders of record at the close of business on that date are entitled to vote at the annual meeting.

                                          By Order of the Board of Directors,

                                          [LOGO]

                                          James B. Kaufman
                                          SECRETARY

Denver, Colorado
April 12, 2000

                            YOUR VOTE IS IMPORTANT.
        PLEASE COMPLETE, DATE, SIGN AND RETURN YOUR PROXY CARD PROMPTLY.

                                     [LOGO]

                            TELETECH HOLDINGS, INC.
             1700 LINCOLN STREET, SUITE 1400 DENVER, COLORADO 80203

                            ------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 3, 2000

                             ---------------------

    The Board of Directors of TeleTech Holdings, Inc., a Delaware corporation ("TeleTech," the "Company," "we," "us," or "our,") is soliciting proxies to be used at our annual meeting of stockholders to be held at 10:00 a.m. on May 3, 2000, at One Norwest Center, John D. Hershner Conference Room, located at 1700 Lincoln Street, Denver, Colorado 80203. This proxy statement and the accompanying proxy are first being mailed to stockholders on or about April 12, 2000.

WHO CAN VOTE

    Stockholders of record at the close of business on March 24, 2000 may vote at the annual meeting. On March 24, 2000, we had approximately 62,338,826 issued and outstanding shares of common stock, which were held by approximately 125 record holders. If you hold shares in a stock brokerage account or by a nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your broker or nominee, who is considered the record holder with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee on how to vote and you are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the meeting. Your broker or nominee has enclosed a voting instruction card for you to use. YOU ARE URGED TO VOTE BY PROXY REGARDLESS OF WHETHER YOU ATTEND THE ANNUAL MEETING.

HOW YOU CAN VOTE

    You can vote your shares if you are represented by proxy or present in person at the annual meeting. If you hold your shares through your broker in "street name," you may direct your broker or nominee to vote by proxy, but you may not vote in person at the meeting unless you first obtain from your broker or nominee a letter recognizing you as the beneficial owner of your shares. If you return a properly signed proxy card, we will vote your shares as you direct. If your proxy card does not specify how you want to vote your shares, we will vote your shares "FOR" the election of all nominees for director according to Company Proposal 1 and "FOR" Company Proposals 2, 3 and 4. Proxies marked "ABSTAIN" with respect to any proposal, or "WITHHOLD AUTHORITY" with respect to the election of one or more directors, will be treated as shares that are present for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted for a vote of the stockholders or as unvoted for the election of one or more directors indicated thereon, respectively. If a broker indicates on a proxy that he or she does not have discretionary authority to vote on a particular matter as to certain shares, those shares will be counted for quorum purposes but will not be considered as present and entitled to vote with respect to that matter.

REVOCATION OF PROXIES

    You can revoke your proxy at any time before it is voted at the annual meeting by any of the following three methods:

    - by voting in person at the annual meeting;

    - by delivering to the Company's Secretary a written notice of revocation dated after the proxy; or

    - by delivering another proxy dated after the previous proxy.

REQUIRED VOTES

    Each share of common stock has one vote on all matters properly brought before the annual meeting. In order to conduct business at the annual meeting, a quorum of a majority of the outstanding shares of common stock must be present in person or represented by proxy. The affirmative vote of a plurality of the shares represented at the meeting, in person or by proxy, will be necessary for the election of directors. The affirmative vote of a majority of the shares represented at the meeting, in person or by proxy, will be necessary for approval of all other Company proposals.

    Kenneth D. Tuchman, the beneficial owner of approximately 59.5% of the issued and outstanding shares of common stock, has indicated that he intends to vote for all persons nominated by the Board of Directors for election to the Company's Board of Directors and for each Company proposal that is submitted by the Board of Directors for a vote of the stockholders.

COSTS OF PROXY SOLICITATION

    The Company will bear the costs of soliciting proxies from its shareholders. Certain directors, officers and other employees of the Company, not specially employed for this purpose, may solicit proxies, without additional remuneration therefor, by personal interview, mail, telephone or other means of communication. The Company will request brokers and other fiduciaries to forward proxy soliciting material to the beneficial owners of shares of common stock that are held of record by such brokers and fiduciaries and will reimburse such persons for their reasonable out-of-pocket expenses.

ADMISSION TO THE ANNUAL MEETING

    If you plan to attend the annual meeting, please mark the appropriate box on the proxy card and return the proxy card promptly. If you are a shareholder of record and arrive at the annual meeting without an admission ticket, you will only be admitted once we verify your share ownership at the shareholders' admission counter. If you are a beneficial owner, you will only be admitted upon presentation of evidence of your beneficial holdings, such as a bank or brokerage firm account statement.

SHAREHOLDER LIST

    A complete list of shareholders entitled to vote at the annual meeting will be available for examination by any shareholder, for any purpose germane to the meeting, at the annual meeting and at the Company's principal offices located at 1700 Lincoln, Suite 1400, Denver, Colorado 80203 during normal business hours for a period of at least 10 days prior to the annual meeting.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    The following table sets forth, as of December 31, 1999, information with respect to each person who was known by TeleTech (based upon a review of schedules and reports filed with the Securities and Exchange Commission ("SEC")) to be the beneficial owner of more than 5% of TeleTech's common stock.

                                                               NUMBER OF SHARES      APPROXIMATE
NAME AND ADDRESS OF BENEFICIAL OWNER                          BENEFICIALLY OWNED   PERCENT OF CLASS
------------------------------------                          ------------------   ----------------
Kenneth D. Tuchman .........................................      36,526,150(1)          59.5%
  1700 Lincoln Street, Suite 1400
  Denver, Colorado 80203

Lord, Abbett & Co. .........................................       3,318,290             5.41%
  90 Hudson Street
  Jersey City, NJ 07302

Kern Capital Management, LLC ...............................       3,083,500              5.0%
  114 West 47(th) Street, Suite 1926
  New York, NY 10036

------------------------

(1) Includes (i) 306,895 shares of common stock held by the Tuchman Family LLLP, of which Mr. Tuchman is the managing general partner; (ii) 100,000 shares owned by the Kenra Family LLP, a Colorado limited liability partnership in which Mr. Tuchman and his spouse own direct or indirect controlling partnership interests; (iii) 300,000 shares owned by the Tuchman Family Foundation, which was established for the benefit of entities that have been granted exempt status under Section 501(c)(3) of the Internal Revenue Code; and (iv) 8,500 shares owned by a trust for the benefit of Mr. Tuchman's nephews and nieces, of which Mr. Tuchman's spouse is the trustee.
    Mr. Tuchman disclaims beneficial ownership of the shares held by the Tuchman Family Foundation and the trust for the benefit of Mr. Tuchman's nieces and nephews.

SECURITY OWNERSHIP OF MANAGEMENT

    The following table sets forth information concerning shares of common stock beneficially owned by each director and named executive officer of TeleTech as of December 31, 1999 and by all directors and executive officers as a group.

                                                                       SHARES SUBJECT TO
                                             TOTAL NUMBER OF SHARES       OPTIONS ***         APPROXIMATE
NAME                                         BENEFICIALLY OWNED **    (INCLUDED IN TOTAL)   PERCENT OF CLASS
----                                         ----------------------   -------------------   ----------------
Kenneth D. Tuchman.........................        36,526,150(1)                                  59.5%

Scott D. Thompson..........................           250,000                250,000                 *

James E. Barlett...........................                                                          *

Rod Dammeyer...............................            68,750                 68,750                 *

George H. Heilmeier........................            68,000(2)              65,000                 *

John T. McLennan...........................            43,750                 38,750                 *

Morton H. Meyerson.........................           693,703                249,353               1.1%

Alan Silverman.............................           329,630(3)             150,000                 *

Vincent Cipolla............................            47,022                                        *

Steven B. Coburn...........................            48,426(4)              46,667                 *

Richard S. Erickson........................            25,000                 25,000                 *

Deborah C. Gentry..........................            12,000(5)              10,000                 *

Joseph D. Livingston.......................           812,700                812,700               1.3%

All directors and executive officers as a
  group (13 persons).......................        38,925,131              1,716,220              61.9%

------------------------

  * Less than 1%.

 ** Includes shares subject to acquisition through exercise of stock options within 60 days.

*** Shares subject to acquisition through exercise of stock options within 60 days.

(1) Includes 408,500 shares subject to shared voting and investment power.

(2) Includes 3,000 shares subject to shared voting and investment power.

(3) Includes 11,300 shares subject to shared voting and investment power.

(4) Includes 1,000 shares subject to shared voting and investment power.

(5) Includes 2,000 shares subject to shared voting and investment power.

                                  PROPOSAL 1:
                             ELECTION OF DIRECTORS

    At the annual meeting, seven persons will be elected to the Board of Directors of the Company to hold office until the next annual meeting of stockholders and until their respective successors are duly elected and qualified. The Board of Directors has nominated each of the persons named below and it is the intention of the persons named in the enclosed proxy to vote FOR the election of all such nominees. Each of the nominees is currently serving as a director of the Company and has consented to continue to serve as a director if elected.

    In the event any of the nominees named below becomes unable or unwilling to serve as a director, shares represented by valid proxies will be voted FOR the election of such other person as the Board of Directors may nominate, or the number of directors that constitutes the full Board may be reduced to eliminate the vacancy.

INFORMATION CONCERNING THE NOMINEES FOR ELECTION AS DIRECTORS

    Information concerning the seven nominees proposed for election to the Board of Directors is set forth below. John McLennan will not seek re-election at the annual meeting because he wishes to pursue other business interests, and the Board will reduce its size from 8 directors to 7 directors, with no vacancies to be filled at the annual meeting. The Board would like to thank Mr. McLennan for his service to the Company and wish him success with his new endeavors.

    KENNETH D. TUCHMAN, 40, founded TeleTech and has served as the Chairman of the Board of Directors since its formation in December 1994. Mr. Tuchman served as the Company's President and Chief Executive Officer from the Company's inception until the appointment of Scott Thompson as Chief Executive Officer and President in October of 1999. Mr. Tuchman also founded and served as the President and Chief Executive Officer of TeleTech Customer Care Management (California), Inc. and TeleTech Customer Care (Colorado), Inc., the two predecessors of TeleTech, since their formation in October 1982 and November 1992, respectively. Mr. Tuchman also serves as a director of the Boy Scouts of America, Ocean Journey, and Colorado Concern, and he is a member of the Advisory Board for Octane Software, Inc.

    SCOTT D. THOMPSON, 43, has served as a director of TeleTech since
December 1999. Mr. Thompson has been the Chief Executive Officer and President of TeleTech since October 1999. Prior to joining TeleTech, Mr. Thompson served as President of the Netcare Professional Services Division of Lucent Technologies. Prior to Lucent, Mr. Thompson was Executive Vice President of Global Integration Services for Ascend Communications, which was acquired by Lucent. Prior to Ascend, Mr. Thompson was Vice President of Global Service and Solutions for Compaq Computer Corporation, President of Tandem's Global Services Division and President and General Manager of Tandem's Asia/Pacific operations.

    JAMES E. BARLETT, 56, was elected to the Company's Board of Directors in February of 2000. Mr. Barlett has served as the President and Chief Executive Officer of Galileo International, Inc. since 1994 and was elected Chairman in 1997. Prior to joining Galileo, Mr. Barlett served as Executive Vice President of Worldwide Operations and Systems for MasterCard International Corporation, where he was also a member of the MasterCard International Operations Committee. Previously, Mr. Barlett was Executive Vice President of operations for NBD Bancorp, Vice Chairman of Cirrus, Inc., and a partner with Touche Ross and Co., currently known as Deloitte and Touche. Mr. Barlett also serves on the board of Korn/Ferry International.

    ROD DAMMEYER, 59, was elected to the Board of Directors of TeleTech in September 1996. Mr. Dammeyer is managing partner of Equity Group Investments, LLC, which owns, among other things, investments in approximately 20 companies, several of which are publicly held. Mr. Dammeyer is a director and Vice Chairman of Anixter International Inc., a communication products distribution company, where he has been employed since 1985 and previously served as President.
Mr. Dammeyer is also a director of Allied Riser Communications Corporation, a provider of high-speed data, voice and fax communications; Antec Corporation, an international communications technology company; CNA Surety Corp., Inc., an insurance holding company; GATX Corporation, a provider of financing, asset and logistics solutions; Grupo Azucarero Mexico, S.A. de C.V., a company that processes, refines and markets cane sugar and non-crystallizing molasses; IMC Global Inc., a leading provider and supplier of agricultural products and salt; Matria Healthcare, Inc., a leading provider of comprehensive disease management services; Stericycle, Inc., a provider of regulated medical waste management services; and Transmedia Network, Inc., a company that owns and markets specialized members-only charge cards. Mr. Dammeyer is also a trustee of Van Kampen Investments, Inc. closed-end funds.

    GEORGE H. HEILMEIER, 63, was elected to the Board of Directors of TeleTech in November 1998. Dr. Heilmeier is Chairman emeritus of Telcordia Technologies, formerly Bell Communications Research, Inc., a provider of communications software and engineering, consulting and training services ("Bellcore"), and he served as Bellcore's President and Chief Executive Officer from 1991 to 1997 and Chairman and Chief Executive Officer from 1997 until his retirement. He was Senior Vice President and Chief Technical Officer of Texas Instruments, Inc. from 1983 to 1991. He is a member of the Defense Science Board and the National Academy of Engineering. Dr. Heilmeier also serves as a director of Compaq Computer Corporation, Automatic Data Processing Inc. and TRW, Inc. He also is a trustee of the Mitre Corporation.

    MORTON H. MEYERSON, 61, has served as a director of TeleTech since
March 1998. Mr. Meyerson served, from 1992 to 1997, as Chairman and Chief Executive Officer of Perot Systems Corporation, a computer and information services provider. From 1979 to 1986, he served as President and from May to December 1986, as Vice Chairman of the Board of Electronic Data Systems, a computer and information services provider. Mr. Meyerson is also the founder, Chairman and Chief Executive Officer of 2M Companies, Inc., a private investment firm, and has extensive experience in the computer service industry, running large technology companies and investing in, growing and capitalizing emerging technology companies. Mr. Meyerson is a director of Crescent Real Estate Equities, Inc., a real estate investment trust; Energy Services Company International, Inc., an offshore drilling company; and Chairman of the advisory committee of Lante Corp., an Internet services company.

    ALAN SILVERMAN, 56, has served as a director of TeleTech since
January 1995. Mr. Silverman is a partner in Essaness Partners, a family investment firm that has wide ranging investment interests in Internet service companies, technology and consumer businesses, biotechnology and companies that service the rapidly growing Hispanic market in the United States. Mr. Silverman is a director of Bodega Latina, Keystone Biomedical, Inc., Legal Research Network, PeopleScape, Inc., StreetZebra.com, BridgePath.com, Silicon Light Machines, Video 44, a partnership with Telemundo Broadcasting, and Lymphoma Research Foundation of America.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ALL OF THE NOMINEES FOR ELECTION AS DIRECTORS.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND COMMITTEES THEREOF

    Directors are elected at each annual meeting of the Company's stockholders to serve for one-year terms. During 1999, the Board of Directors held four meetings and took all other actions pursuant to unanimous written consents in lieu of meetings. Each of the current directors attended at least 75% of all meetings of the Board of Directors called during the time he served as a director and at least 75% of all meetings of each committee of the Board of Directors on which he served.

    The Board of Directors has standing Audit and Compensation committees, which assist the Board in the discharge of its responsibilities. Members of each committee are elected by the Board at its first meeting following the annual meeting of stockholders and serve for one-year terms. The Company does not have a nominating committee.

    The Audit Committee reports to the Board regarding the appointment of the independent public accountants of TeleTech, the scope and fees of the prospective annual audit and the results thereof, compliance with TeleTech's accounting and financial policies and management's procedures and policies relative to the adequacy of TeleTech's internal accounting controls. The current members of the Audit Committee are Rod Dammeyer, John McLennan and Alan Silverman, each of whom is a non-employee director of the Company. During 1999, the Audit Committee held three meetings and took all other actions pursuant to unanimous written consents in lieu of meetings. Mr. McLennan plans to retire from the Board and Audit Committee as of the annual meeting. The Board will elect new Audit Committee members at the Board meeting following the annual meeting.

    The Compensation Committee reviews performance goals and determines or approves the annual salary and bonus for each executive officer (consistent with the terms of any applicable employment agreement); reviews, approves and recommends terms and conditions for all employee benefit plans (and changes thereto); and administers the TeleTech Holdings, Inc. 1999 Stock Option and Incentive Plan ("1999 Plan"), the TeleTech Holdings, Inc. 1995 Stock Plan ("1995 Plan"), the Directors Option Plan, the TeleTech Holdings, Inc. Employee Stock Purchase Plan ("ESPP") and such other employee benefit plans as may be adopted by TeleTech from time to time. See "Report of the Compensation Committee on Executive Compensation." The current members of the Compensation Committee are John McLennan and Alan Silverman, each of whom is a non-employee director of the Company. During 1999, the Compensation Committee held two meetings and took all other actions pursuant to unanimous written consents in lieu of meetings.
Mr. McLennan plans to retire from the Board and Compensation Committee as of the annual meeting. The Board will elect new compensation committee members at the Board meeting following the annual meeting.

COMPENSATION OF DIRECTORS

    Except for the Chairman of the Board, Kenneth Tuchman, who receives an annual fee of $250,000, TeleTech's directors do not receive a fee for their services as such; however, all directors are reimbursed for travel expenses incurred in attending Board and committee meetings. In addition, each director who is neither an employee of the Company nor the beneficial owner of 5% or more of the outstanding common stock is entitled to participate in the Directors Option Plan.

    The Directors Option Plan provides that each eligible director automatically will be granted options to acquire (i) 12,500 shares of common stock upon such director's initial election to the Board of Directors and (ii) on the date of each annual meeting of stockholders held each year thereafter at which such director is re-elected, 12,500 shares of common stock for services to be rendered as a director and 6,250 for services to be rendered as a member of each committee of the Board of Directors to which such director is appointed. The exercise price of each option granted under the Directors Option Plan equals the fair market value of the common stock on the date of grant. Options granted under the Directors Option Plan (a) vest immediately, (b) are not exercisable until six months after the date of grant and (c) expire on the earliest to occur of the 10th anniversary of the date of grant, one year following the director's death or immediately upon the director's termination of membership on the Board of Directors for cause (as defined in the Directors Option Plan).

    Subject to shareholder approval of Proposal 3: Approval of Amendments to the TeleTech Holdings, Inc. 1999 Stock Option and Incentive Plan, each director elected at the annual meeting who is neither an employee of the Company nor the beneficial owner of 5% or more of the Company's common stock will receive an annual grant of options to purchase 15,000 shares of common stock and each committee member will receive an annual grant of options to purchase 8,000 shares of common stock for each committee on which such member has been appointed to serve. In the event that the shareholders approve Proposal 3, the Directors Option Plan will be terminated and annual grants to directors will be made in accordance with the amendments to the 1999 Plan.

    The Company entered into an employment agreement in February 1998 with Morton H. Meyerson, a director of the Company, pursuant to which Mr. Meyerson agreed to render certain advisory and consulting services to the Company. As compensation for such services, the Company granted to Mr. Meyerson an option to purchase up to 200,000 shares of common stock with an exercise price of $9.50 per share, the closing sales price of the common stock as reported by the Nasdaq Stock Market on the date of the employment agreement. The option vests over five years and is subject to accelerated vesting if and to the extent that the closing sales price of the common stock during any 15 consecutive trading days equals or exceeds certain target levels. Under the terms of the option, the exercise price is required to be paid by delivery of shares of common stock of the Company that have a fair market value equal to the exercise price. Accordingly, Mr. Meyerson will receive no more than 200,000 shares of common stock pursuant to the option, net of shares received by the Company for exercise consideration.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 ("Exchange Act") requires the Company's directors, executive officers and beneficial owners of more than 10% of the outstanding common stock (collectively, "insiders") to file reports with the SEC disclosing their ownership of common stock and changes in such ownership. The rules of the SEC require insiders to provide the Company with copies of all Section 16(a) reports that the insiders file with the SEC. Based solely upon the Company's review of copies of Section 16(a) reports received by it, and written representations that no such reports were required to be filed with the SEC, the Company believes that all of its insiders complied with all Section 16(a) filing requirements applicable to them during 1999; except that Joseph Livingston was a few weeks late in reporting, on Form 5, a transaction effected in December 1999.

                             EXECUTIVE COMPENSATION

    The following table sets forth information with respect to compensation earned by Scott Thompson and Kenneth Tuchman, both of whom served as the Chief Executive Officer during 1999, the next four most highly compensated executive officers who were serving as executive officers at the end of 1999, and one additional executive officer, Steven Coburn, for whom disclosure would have been required but for the fact that Mr. Coburn was not serving as an executive officer of TeleTech at the end of 1999 (collectively, the "named executive officers").

                           SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM
                                                                              COMPENSATION
                                   ANNUAL COMPENSATION                        ------------
                              ------------------------------                   SECURITIES     ALL OTHER
                                YEAR      SALARY     BONUS     OTHER ANNUAL    UNDERLYING    COMPENSATION
NAME AND PRINCIPAL POSITION     ($)        ($)        ($)      COMPENSATION   OPTIONS (#)       ($)(1)
---------------------------   --------   --------   --------   ------------   ------------   ------------
Kenneth D. Tuchman .........    1999     $786,292   $     --     $ 60,698(2)           --       $71,744(10)
  Chief Executive Officer       1998      786,292         --       54,243(2)           --            --
  until October 1999            1997      786,292         --       31,509(2)           --            --

Scott D. Thompson ..........    1999       73,558         --      255,182(3)    1,000,000            --
  Chief Executive Officer
  and President since
  October 1999

Joseph D. Livingston .......    1999      428,415    209,748(4)     57,308(7)     230,000        37,171
  Executive Vice President--    1998      370,877    270,534(5)     18,000             --        35,406
  Office of the Chief           1997      336,501    317,929(6)     15,461             --         4,500
  Executive Officer and
  President

Steven B. Coburn ...........    1999      202,739    100,000           --         154,285            --
  Senior Vice President and     1998      200,000    100,000           --              --            --
  Chief Financial Officer       1997      160,000     80,000           --              --            --
  until August 1999; Senior
  Vice President of Finance
  until December 31, 1999

Deborah C. Gentry ..........    1999      202,308     55,500      101,389(9)       72,464            --
  Senior Vice President of      1998      135,192(8)   55,000      73,902(9)      100,000            --
  Global Human Resources
  until February 29, 2000

Richard S. Erickson ........    1999      200,178     50,000           --         132,464            --
  Senior Vice President and     1998      169,000     75,000           --         100,000            --
  General Manager of            1997       82,038     75,000           --              --            --
  Customer Interaction
  Management

Vincent Cipolla ............    1999      222,115         --           --         300,000            --
  Chief Marketing Officer
  from March 16, 1999 until
  December 31, 1999

------------------------

(1) Represents the full dollar value of premiums paid by the Company with respect to life insurance for the benefit of Mssrs. Tuchman and Livingston and their respective beneficiaries.

(2) Includes amounts paid as a car allowance and other perquisites paid by the Company to or on behalf of Mr. Tuchman, as well as rental payments on a condominium used primarily by the Company.

(3) Includes relocation costs paid or reimbursed by TeleTech and debt forgiveness in connection with a $900,000 promissory note (See Certain Relationships and Related Party Transactions).

(4) Includes $180,000 annual performance bonus and $29,748 of commissions.

(5) Includes a $150,000 annual performance bonus and $90,534 of commissions.

(6) Includes a $150,000 annual performance bonus and $167,929 of commissions.

(7) Includes amounts paid as a car allowance and other perquisites paid by the Company to or on behalf of Mr. Livingston, as well as compensation for unused vacation.

(8) Consists of compensation from April 1998 through year-end.

(9) Consists of relocation costs paid or reimbursed by TeleTech.

(10) Includes tax gross-up.

                             OPTION GRANTS IN 1999

    The following table sets forth information with respect to options to purchase shares of the Company's common stock that were granted in fiscal 1999 to the named executive officers.

                                                 INDIVIDUAL GRANTS
                            ------------------------------------------------------------    POTENTIAL REALIZABLE VALUE
                               NUMBER OF                                                     AT ASSUMED ANNUAL RATES
                              SECURITIES        % OF TOTAL                                 OF STOCK PRICE APPRECIATION
                              UNDERLYING      OPTIONS GRANTED   EXERCISE OR                     FOR OPTION TERM(7)
                            OPTIONS GRANTED   TO EMPLOYEES IN   BASE PRICE    EXPIRATION   ----------------------------
NAME                            (#)(1)          FISCAL YEAR       ($/SH)         DATE         5%($)          10%($)
----                        ---------------   ---------------   -----------   ----------   ------------   -------------
Kenneth D. Tuchman........            --             --                --            --             --              --

Scott D. Thompson.........     1,000,000(2)        15.7%         $ 13.125      10/18/09     $8,254,242     $20,917,870

Joseph D. Livingston......       180,000(3)         2.8%         $  6.125       3/29/09     $  693,356     $ 1,757,101
                                  50,000(4)         0.7%         $  6.125       4/13/09     $  192,599     $   488,084

Steven B. Coburn..........       120,000(5)(8)       1.9%        $   6.00       2/25/09     $  452,804     $ 1,147,495
                                  34,285(4)(8)       0.5%        $   6.25       4/12/09     $  134,760     $   341,509

Deborah C. Gentry.........        32,464(4)         0.5%         $   6.25       4/12/09     $  127,603     $   323,370
                                  40,000            0.6%         $11.8125      11/09/09     $  297,153     $   753,043

Richard S. Erickson.......       100,000            1.6%         $   6.50       2/23/09     $  408,782     $ 1,035,933
                                  32,464(4)         0.5%         $   6.25       4/12/09     $  127,603     $   323,370

Vincent Cipolla...........       300,000(6)(8)       4.7%        $  6.625       3/16/09     $1,249,928     $ 3,167,563

------------------------

(1) Except as otherwise noted, these stock options become exercisable in 25% increments on the first, second, third, and fourth anniversaries of the date of grant.

(2) This option vests in 20% increments on the first, second, third, fourth, and fifth anniversaries of the date of grant; however, vesting for this option will be accelerated as indicated if the Company's average stock price for 120 consecutive days is equal to, or exceeds, the following per share prices: (i) $25.00 (25%); (ii) $30.00 (50%); (iii) $40.00 (75%); and
    (iv) $50.00 (100%).

(3) This option vests in one-third increments on March 29, 1999; January 1, 2000; and January 1, 2001.

(4) This option vests in 25% increments on May 1, 2000, 2001, 2002, and 2003.

(5) This option vests in one-third increments on February 25, 2000, 2001, and 2002.

(6) This option vests in 20% increments on the first, second, third, fourth, and fifth anniversaries of the date of grant.

(7) The potential realizable value is calculated assuming that the fair market value on the date of grant, which equals the exercise price, appreciates at the indicated annual rate (set by the SEC), compounded annually, for the 10-year term of the option.

(8) These options terminated on December 31, 1999.

      AGGREGATE OPTION EXERCISES IN 1999 AND FISCAL YEAR-END OPTION VALUES

    The following table sets forth information with respect to options exercised during 1999, and the aggregate number and value of shares underlying unexercised options held as of December 31, 1999, by each of the named executive officers.

                                                         NUMBER OF SHARES
                                                      UNDERLYING UNEXERCISED        VALUE OF UNEXERCISED
                                                          OPTIONS AS OF          IN-THE-MONEY OPTIONS AS OF
                           SHARES                       DECEMBER 31, 1999             DECEMBER 31, 1999
                          ACQUIRED       VALUE                 (#)                         ($)(1)
                         ON EXERCISE    REALIZED    --------------------------   ---------------------------
NAME                         (#)          ($)       EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE
----                     -----------   ----------   --------------------------   ---------------------------
Kenneth D. Tuchman.....         --             --         --               --             --              --

Scott D. Thompson......         --             --         --        1,000,000             --   $  20,578,100

Joseph D. Livingston...     50,000     $1,269,830    752,700          170,000    $23,618,752   $   4,688,277

Steven B. Coburn.......    125,000     $1,371,407     46,667               --    $ 1,372,821              --

Deborah C. Gentry......     10,000     $  124,293     10,000          152,464    $   242,031   $3,707,167.44

Richard S. Erickson....     40,000     $  350,721         --          192,464             --   $4,763,733.44

Vincent Cipolla........         --             --         --               --             --              --

------------------------

(1) The value of each option is based on $33.7031, the last reported sales price of the common stock as reported on the Nasdaq Stock Market on December 31, 1999, less the exercise price payable for such shares.

EMPLOYMENT AGREEMENTS

    AGREEMENT WITH KENNETH D. TUCHMAN. The Company entered into an employment agreement with Kenneth Tuchman, effective January 1, 1998, whereby Mr. Tuchman served as Chief Executive Officer of the Company. Mr. Tuchman, who is also the Company's founder, Chairman of the Board, and holder of approximately 59.5% of the Company's common stock, stepped down from his role as Chief Executive Officer in October of 1999 when Scott Thompson joined the Company as Chief Executive Officer and President, and Mr. Tuchman ceased to be an employee of the Company effective December 31, 1999. Mr. Tuchman currently receives an annual fee of $250,000 for service as Chairman of the Board of Directors. (See Proposal 1: Election of Directors--Compensation of Directors).

    AGREEMENT WITH SCOTT D. THOMPSON. The Company entered into an employment agreement with Scott Thompson, the Company's Chief Executive Officer and President, effective October 18, 1999. Pursuant to his employment agreement, Mr. Thompson is entitled to receive an annual base salary of $450,000, a guaranteed bonus for 2000 of not less than $340,000 payable by March 31, 2001, and subsequent annual bonuses targeted between 80% and 150% of Mr. Thompson's base salary, based on achievement of goals set by Mr. Thompson and the Board of Directors. Mr. Thompson's employment agreement also provided for the grant of 1,000,000 stock options and a $900,000 loan, which was made pursuant to a promissory note (See Certain Relationships and Related Party Transactions).

    AGREEMENT WITH JOSEPH D. LIVINGSTON. The Company entered into an employment agreement with Joseph Livingston whereby Mr. Livingston is entitled to receive an annual base salary of $380,000 and an annual bonus of $150,000. The agreement prohibits Mr. Livingston from disclosing any confidential information or trade secrets of TeleTech and, for one year after termination of his employment with TeleTech, from engaging in any business or becoming employed or otherwise rendering services to any company engaging in inbound or outbound customer management services or other businesses that are competitive with TeleTech.

    AGREEMENT WITH STEVEN B. COBURN. The Company entered into an employment agreement with Mr. Coburn pursuant to which Mr. Coburn was entitled to receive an annual base salary of $250,000 and an annual bonus of up to 50% of his base salary. The Company's employment agreement with Mr. Coburn was revised in August 1999 when Mr. Coburn began to transition from his position as Senior Vice President and Chief Financial Officer to the Company's Senior Vice President of Finance, a position he held until December 31, 1999.

    AGREEMENT WITH DEBORAH C. GENTRY. TeleTech executed a letter agreement with Deborah Gentry in 1998 whereby Dr. Gentry was entitled to receive an annual salary of $185,000, a guaranteed bonus for her first year of employment equal to 30% of her annual salary and an annual performance bonus (commencing in her second year and thereafter) of up to 30% of her annual salary based upon her achievement of mutually agreed management objectives. Dr. Gentry served as Senior Vice President--Global Human Resources until February 29, 2000.

    AGREEMENT WITH RICHARD S. ERICKSON. The Company entered into a letter agreement with Richard Erickson in 1997 whereby Mr. Erickson is entitled to receive an annual base salary of $158,000, an initial bonus of $75,000 to offset lost revenue opportunity, a first year bonus of $50,000, and ongoing annual performance based bonuses.

    AGREEMENT WITH VINCENT CIPOLLA. The Company entered into an employment agreement with Vincent Cipolla on March 16, 1999 in connection with the Company's acquisition of Pamet River, Inc., a global marketing company. Pursuant to his employment agreement, Mr. Cipolla was entitled to receive an annual base salary of $350,000, as well as certain performance based bonuses. Mr. Cipolla served as the Company's Chief Marketing Officer until December 31, 1999.

EXECUTIVE CHANGE OF CONTROL AND TERMINATION ARRANGEMENTS

    The Company's standard option agreement for employees who are employed at the director level or higher contains, with respect to options granted during the latter half of 1999 and for future option grants, a provision whereby the vesting of such options (which typically have 5 or 4 year vesting periods) would accelerate by a period of 2 years immediately upon the occurrence of a change of control. In addition, Scott Thompson's option agreements provide for accelerated vesting of options scheduled to vest on October 18, 2000, and Mr. Thompson's Employment Agreement provides for eighteen months base salary severance compensation, in the event that Mr. Thompson's employment with TeleTech is terminated by TeleTech for any reason other than for cause during the first year of Mr. Thompson's employment with the Company.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

    The Company has entered into agreements pursuant to which the Company uses aircraft services in which Kenneth D. Tuchman, Chairman of the Company, has a direct or indirect beneficial interest. During 1999, the Company paid an aggregate of $440,000 for use of the aircraft services.

    On October 18, 1999, the Company loaned Scott Thompson, Chief Executive Officer and President of the Company, $900,000. Principal and interest at 6% are payable monthly; provided, however, that the

Company has agreed to forgive each payment as it becomes due and payable if Mr. Thompson continues to be employed as the Chief Executive Officer of the Company as of each of the payment dates.

    On October 19, 1998, a wholly-owned subsidiary of the Company made a $400,000 interest-free loan to Joseph D. Livingston, an Executive Vice President of the Company. The loan matures no later than December 31, 2000, and is secured by all amounts due and payable by the Company at any time to Mr. Livingston, and the proceeds from sales by Mr. Livingston, if any, of shares of common stock issued to him upon his exercise of TeleTech stock options.

    On March 16, 1999, Pamet River, Inc., a global marketing company, was merged into a wholly-owned subsidiary of TeleTech. In connection with the merger, Vincent Cipolla became Chief Marketing Officer of TeleTech, a position he held until December 31, 1999. Morton H. Meyerson, a director of TeleTech, had purchased shares of Series A Preferred Stock of Pamet River in April 1998 as a personal investment. As consideration for the merger and in their capacities as stockholders of Pamet River, Mr. Cipolla received $344,500 and 47,022 shares of TeleTech common stock and Mr. Meyerson received 94,350 shares of TeleTech common stock. For purposes of the merger, the TeleTech common stock was valued at $7 per share.

    The Company has an employment agreement with Morton H. Meyerson, a director of the Company, pursuant to which Mr. Meyerson renders certain advisory and consulting services to the Company. (See "Proposal 1: Election of Directors--Compensation of Directors.")

    TeleTech believes that all transactions disclosed above have been, and TeleTech's Board of Directors intends that any future transactions with its officers, directors, affiliates or principal stockholders will be, on terms that are no less favorable to TeleTech than those that are obtainable in arm's length transactions with unaffiliated third parties.

    NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933 ("SECURITIES ACT") OR THE EXCHANGE ACT THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE REPORT PRESENTED BELOW AND THE PERFORMANCE GRAPH FOLLOWING THE REPORT SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

                           REPORT OF THE COMPENSATION
                      COMMITTEE ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Company's Board of Directors (the "Compensation Committee") approves and oversees the Company's compensation policy, approves salaries and annual bonuses for executive management of the Company, including the named executive officers, and administers the 1999 Plan, the 1995 Plan, the Directors Option Plan, and the ESPP. In fulfilling its responsibilities, the Compensation Committee receives significant input from the Company's Chief Executive Officer and other members of senior management. The Compensation Committee is composed of non-employee directors.

COMPENSATION POLICY

    COMPONENTS OF COMPENSATION. The Company's compensation policy for executive management is designed to recruit, motivate and retain highly qualified individuals by (i) rewarding individual achievement, (ii) enabling individuals to share in the risks and rewards of the Company's overall performance and
(iii) paying compensation that is competitive with industry compensation levels. The Company's compensation policy is based, in part, on certain recommendations made by an independent compensation consulting firm previously retained by the Company. The key components of the Company's current compensation policy, which is designed to balance short-term and long-term considerations, are competitive salaries, annual cash performance bonuses and long-term equity incentives. With respect to 1999 compensation, the Compensation Committee did not use a specific formula to evaluate performance, determine the specific amount of compensation payable to any individual or allocate each individual's total compensation among salary, bonus and stock options; however, the Compensation Committee believes that the compensation paid by the Company to its executive management is commensurate with the services they rendered to the Company.

    ANNUAL OPTION GRANT PROGRAM. The Company has implemented an annual option grant program pursuant to which the Company grants stock options to certain members of management. Awards are granted on a discretionary basis based upon performance evaluations of eligible employees. Management believes that the annual option grant program is in the best interests of the Company because
(i) the equity-based awards, which will vest over a four-year period after grant, will provide the recipients with an incentive to remain in the Company's employ and (ii) broader stock ownership among middle and senior management level employees will more closely align their interests with the interests of the Company's stockholders.

1999 COMPENSATION

    ANNUAL SALARIES. Scott D. Thompson, Chief Executive Officer and President of the Company, has authority to hire all members of executive management of the Company, subject to the Compensation Committee's approval of the compensation to be paid to such executives. Subject to the approval of the Compensation Committee, Mr. Thompson also determines the compensation payable to persons offered executive level employment with the Company and annual salary increases for members of the Company's executive management. The Board, at the recommendation of the Compensation Committee, determines annual adjustments to Mr. Thompson's salary and bonus compensation, which is subject to the terms of Mr. Thompson's employment agreement. In determining and approving the amount of annual salary and salary increases for executive management, Mr. Thompson and the Compensation Committee consider factors such as the executive's contribution to the Company's overall operating effectiveness, strategic success and profitability; the executive's role in developing and maintaining key client relationships; the level of responsibility, scope and complexity of such executive's position relative to other executive management; and the executive's leadership growth and management development over the past year. The salaries of the Company's named executive officers, which are listed in the Summary Compensation Table located elsewhere in this proxy statement, are governed primarily by written employment agreements with the Company.

    PERFORMANCE BONUSES. Cash performance bonuses for executives are determined and approved annually by the Compensation Committee based on a subjective evaluation of each executive's actual performance relative to predetermined performance goals, which are based upon factors over which each executive has significant control. The performance goals for executives who are responsible for a particular business unit or functional department, for example, generally are based upon gross revenue or net income targets for such strategic business unit or functional department. Performance goals may take into account the extent to which predetermined strategic goals and business plans are met and whether special projects and tasks undertaken by the executive during the preceding year have been successfully completed. In addition, the Compensation Committee generally considers the Company's overall financial performance, including the achievement of gross revenue and net income goals.

    LONG-TERM INCENTIVES. Stock-based compensation is also an important element of the Company's compensation policy. Stock options are generally offered to induce an executive to accept employment with the Company. The Compensation Committee believes that stock options, which vest over time and are subject to forfeiture, align the interests of executive management with the interests of the Company's stockholders. The Compensation Committee also believes that substantial equity ownership by individuals in leadership positions within the Company ensure that such individuals will remain focused on building stockholder value. Mr. Thompson generally recommends, for approval by the Compensation Committee, the size, vesting schedule and other key elements of a particular stock option grant based upon his subjective assessment of the same factors that are considered in determining and approving annual salaries and salary increases. Senior executives who oversee departmental and functional units within the Company also make recommendations regarding employee stock option awards.

    COMPENSATION OF THE CHIEF EXECUTIVE OFFICER.  The compensation paid to Scott
D. Thompson, the Company's Chief Executive Officer and President, is governed by his employment agreement. (See "Executive Officers--Employment Agreements.") Pursuant to his employment agreement, Mr. Thompson is entitled to receive an annual base salary of $450,000, a guaranteed bonus for 2000 of not less than $340,000 payable by March 31, 2001, and subsequent annual bonuses targeted between 80% and 150% of Mr. Thompson's base salary, based on achievement of goals established by the Board of Directors, at the recommendation of the Compensation Committee of Board of Directors. Mr. Thompson's employment agreement also provided for the grant of 1,000,000 stock options and a $900,000 loan, which will be forgiven in the event that Mr. Thompson remains employed as the Chief Executive Officer of the Company for at least one year from the date of his employment agreement (see Certain Relationships and Related Party Transactions). The Compensation Committee will review Mr. Thompson's performance each year to (i) review and approve adjustments to Mr. Thompson's annual salary and bonus, and (ii) determine the performance objectives upon which Mr. Thompson's bonus compensation for the next fiscal year will be based, subject to approval by the Board of Directors.

    LIMITATIONS ON THE DEDUCTIBILITY OF COMPENSATION. Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and applicable Treasury regulations, no tax deduction is allowed for annual compensation in excess of $1 million paid to the five most highly compensated executive officers. Performance-based compensation that has been approved by stockholders, however, is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals and the board committee that establishes such goals consists only of "outside directors" as defined for purposes of Section 162(m). All of the members of the Compensation Committee qualify as "outside directors." The Compensation Committee intends to maximize the extent of tax deductibility of executive compensation under the provisions of Section 162(m) so long as doing so is compatible with its determinations as to the most appropriate methods and approaches for the design and delivery of compensation to executive officers of the Company.

March 31, 2000

                                               SUBMITTED BY THE COMPENSATION
                                               COMMITTEE OF THE BOARD OF DIRECTORS

Alan Silverman
John T. McLennan

                               PERFORMANCE GRAPH

    The graph below compares the cumulative total stockholder return on the Company's common stock since consummation of the Company's initial public offering in August 1996 with the cumulative total return of the Nasdaq Stock Market (U.S.) Index; the Russell 2000 Index; and a customized peer group (the "Peer Group"). The performance graph shows the return of $100 invested in the Company's common stock, the Nasdaq Stock Market (U.S.) Index, the Russell 2000 Index, and the Peer Group on August 1, 1996. The Peer Group is composed of APAC Customer Services Inc., Convergys Corporation, Precision Response Corporation, Sitel Corporation, Sykes Enterprises Inc. and Telespectrum Worldwide Inc. Stock price performance shown on the graph below is not necessarily indicative of future price performance.

                COMPARISON OF 41 MONTH CUMULATIVE TOTAL RETURN*
                         AMONG TELETECH HOLDINGS, INC.,
                     THE NASDAQ STOCK MARKET (U.S.) INDEX,
                    THE RUSSELL 2000 INDEX AND A PEER GROUP

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

        TELETECH HOLDINGS, INC.  PEER GROUP  NASDAQ STOCK MARKET (U.S.)  RUSSELL 2000
8/1/96                   100.00      100.00                      100.00        100.00
12/96                    179.31      111.33                      119.30        117.97
12/97                     78.45       51.38                      146.18        155.47
12/98                     70.69       42.09                      205.99        145.44
12/99                    158.62       59.05                      372.14        143.28

 * $100 invested on 8/1/96 in stock or on 7/31/96 in index--including reinvestment of dividends. Fiscal year ending December 31.

                                  PROPOSAL 2:
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    The Company has engaged Arthur Andersen LLP to audit the Company's financial statements for fiscal 2000. Arthur Andersen LLP audited the Company's financial statements for fiscal 1999 and the decision to retain Arthur Andersen LLP has been approved by the Board of Directors. A representative of Arthur Andersen LLP is expected to attend the annual meeting of stockholders and will have the opportunity to make a statement, if he or she so desires, and will be available to respond to appropriate questions of stockholders.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 2.

                                  PROPOSAL 3:
                           APPROVAL OF AMENDMENTS TO
                          THE TELETECH HOLDINGS, INC.
                      1999 STOCK OPTION AND INCENTIVE PLAN

    Shareholders are being asked to consider and approve this proposal to amend the 1999 Plan to (i) increase the number of shares that may be granted under the 1999 Plan by 5 million shares to a total of 10 million shares, (ii) provide for an annual grant to non-employee directors of options to purchase 15,000 shares of the Company's common stock, and (iii) provide for an annual grant of options to purchase 8,000 shares of the Company's common stock to each member of a committee of the Board of Directors. The Board of Directors has approved these amendments to the 1999 Plan (as amended and restated, the "Amended 1999 Plan") and believes that the amendments are in the best interests of the Company and its shareholders. If Proposal 3 is adopted, the Director Option Plan will be terminated.

    The following summary describes the Amended 1999 Plan, but is qualified in its entirety by reference to the Amended 1999 Plan which is attached as Exhibit A to this Proxy Statement.

PURPOSE

    The Amended 1999 Plan enables the Company to (i) attract and retain high quality directors, officers, employees and potential employees, consultants and independent contractors of the Company or any of its subsidiaries,
(ii) motivate such persons to promote the long-term success of the business of the Company and its subsidiaries and (iii) induce employees of companies that are acquired by TeleTech to accept employment with TeleTech following such acquisition.

TYPES OF AWARDS

    The following types of awards may be made under the Amended 1999 Plan:
(i) incentive stock options ("ISOs") within the meaning of Section 422 of the Code, (ii) stock options that are not intended to qualify under Section 422 of the Code ("NSOs" and together with ISOs, "Options") and (iii) shares of restricted common stock ("Restricted Stock"). The Amended 1999 Plan also authorizes the award of phantom stock and stock appreciation rights ("SARs").

SHARES AVAILABLE

    Not more than 10 million shares of common stock may be issued pursuant to awards granted under the Amended 1999 Plan. No participant in the Amended 1999 Plan may be granted awards in any calendar year in respect of more than 300,000 shares of common stock. Common stock issued under the Amended 1999 Plan may be authorized but unissued shares of common stock, or shares that have been reacquired by the Company and held in treasury. Upon the expiration or termination of options or other awards granted under the Amended 1999 Plan, the shares of common stock that were subject to such awards will be available for awards subsequently granted under the Amended 1999 Plan.

ELIGIBLE INDIVIDUALS

    Awards under the Amended 1999 Plan may be granted to officers, employees, non-employee directors, independent contractors or consultants of the Company or any subsidiary, and to persons who, at the time an award is granted, are not yet employees of the Company or any subsidiary but to whom an offer of employment has been extended.

DIRECTOR GRANTS

    Each director elected at the annual meeting who is neither an employee of the Company nor the beneficial owner of more than 5% of the Company's common stock, will receive an annual grant of Options to purchase 15,000 shares of common stock and each committee member will receive an annual grant of Options to purchase 8,000 shares of common stock for each committee on which such member has been appointed to serve. Director grants will vest immediately but will not be exercisable until six months after the date of grant.

ADMINISTRATION OF THE 1999 PLAN

    The Amended 1999 Plan is administered by the Compensation Committee. Each member of the Compensation Committee qualifies as an outside director and a non-employee director as defined by Section 162(m) of the Code and the Exchange Act to the extent such qualification is deemed necessary for the grant of awards under the Amended 1999 Plan to qualify for favorable tax or securities treatment under applicable law. The members of the Compensation Committee are appointed by the Board of Directors and currently consist of Alan Silverman and John T. McLennan. Subject to the express provisions of the Amended 1999 Plan, the Compensation Committee has sole discretion to select, from time to time,
(i) which individuals are eligible to participate in the Amended 1999 Plan,
(ii) those eligible individuals who will receive awards under the Amended 1999 Plan and (iii) the form and vesting schedule of awards and the number of shares, exercise price, manner of payment and expiration date applicable to each award. The Compensation Committee also has authority to construe and interpret the Amended 1999 Plan and to establish, amend and rescind rules and regulations relating to the Amended 1999 Plan.

TERMS AND CONDITIONS OF AWARDS

    The exercise price for each award under the Amended 1999 Option Plan will be determined by the Compensation Committee at the time the award is granted and will be specified in an option or other applicable agreement. The exercise price of an ISO may not be less than the fair market value of the common stock on the date the ISO is granted; however, the exercise price of an NSO may be less than, equal to or greater than the fair market value of the common stock on the date the NSO is granted. "Fair market value" under the Amended 1999 Option Plan is determined by the Compensation Committee, in good faith, taking into account the price of the common stock as reported on the Nasdaq Stock Market. The exercise price of Options granted under the Amended 1999 Plan will be payable in cash, by the participant's delivery to the Company of shares of common stock that have a fair market value equal to the aggregate exercise price, pursuant to a cashless exercise arrangement with a broker or in such other form of consideration as the Compensation Committee may approve. Stock option agreements for employees who are director level or above contain an accelerated vesting provision in the event of a change of control.

    Unless otherwise determined by the Compensation Committee, awards under the Amended 1999 Plan will be (i) exercisable for 10 years after the date of grant, and (ii) terminate on the earliest of (a) the participant's termination of employment with the Company for "cause," (b) 90 days after the participant's termination of employment with the Company for any other reason, other than death and (c) six months following the participant's death. Unless otherwise permitted by the Compensation Committee in its discretion, Options, SARs and phantom stock granted under the Amended 1999 Plan will be transferable only by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined in Section 414(p) of the Code.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    Following is a brief summary of the principal federal income tax consequences of awards under the Amended 1999 Plan. This summary is not an exhaustive description and does not describe all applicable federal, state or local tax laws. Each recipient of an award under the Amended 1999 Plan is encouraged to consult with a qualified tax advisor regarding the tax consequences of a particular grant.

    INCENTIVE STOCK OPTIONS. Recipients of ISOs granted under the Amended 1999 Plan are not subject to federal income tax at the time of either the grant or the exercise of an ISO. In the year in which an ISO is exercised, however, the amount by which the fair market value of the shares of common stock received upon the exercise of an ISO exceeds the exercise price will constitute an adjustment to the optionholder's income in computing alternative minimum taxable income. Such adjustment could result in the imposition of, or increase the amount of, the optionholder's "alternative minimum tax" under the Code. If an optionholder does not dispose of such shares of common stock within two years after the ISO was granted, or one year after the ISO was exercised, whichever is later (any such disposition, a "disqualifying event"), then any gain or loss recognized upon such disposition generally will be treated as long-term capital gain or loss. In such event, the Company will not receive a tax deduction on either the exercise of the ISO or on the sale of the underlying common stock.

    If an optionholder makes a "disqualifying disposition," the optionholder will realize ordinary income in an amount equal to the lesser of (i) the fair market value of the common stock underlying an ISO on the date the ISO is exercised minus the exercise price or (ii) the sales price received by the optionholder on the disposition of the common stock underlying ISO minus the exercise price. In such event, the Company will be entitled to a deduction in an amount equal to the ordinary income realized by the optionholder. If a sale is a disqualifying disposition, the optionholder also may realize short-term or long-term capital gain or loss, if such shares constitute capital assets in an optionholder's hands. The gain or loss will be measured by the difference between the fair market value of the shares on the date of exercise of the ISO and the sales price of the shares.

    NON-QUALIFIED STOCK OPTIONS. No income is realized by an optionholder upon the grant of an NSO. Upon the exercise of an NSO, however, the amount by which the fair market value of the common stock on the date of exercise exceeds the exercise price will be taxed as ordinary income to an optionholder and the Company will be entitled to a deduction in an equal amount. Such amount will not be an adjustment to income in computing alternative minimum taxable income. Upon subsequent sales of the common stock underlying an NSO, an optionholder may realize short-term or long-term capital gain or loss, depending upon the holding period of the shares, if such shares constitute capital assets in an optionholder's hands. The gain or loss will be measured by the difference between the sales price and the tax basis of the shares sold. The tax basis for this purpose will be the sum of the exercise price and the amount of ordinary income realized by the optionholder as a result of such exercise.

    OTHER AWARDS. No income is realized by a holder of a SAR or phantom stock at the time the SAR or phantom stock is granted; however, upon exercise, the amount of cash or the fair market value of the shares of common stock received will be taxable as ordinary income to the holder thereof and the Company will be entitled to a deduction in an equal amount.

    SECTION 162(M). Section 162(m) of the Code limits the deductibility (under certain circumstances) of compensation that exceeds $1,000,000 annually that is paid by the Company to its five most highly compensated officers determined at the end of the Company's taxable year. Section 162(m) and the proposed regulations thereunder provide certain exclusions from the amounts included in the $1,000,000 limitation, including compensation that is "qualified performance-based compensation" within the meaning of the proposed regulations. The Amended 1999 Plan generally is intended to satisfy the requirements set forth in the proposed regulations with respect to "qualified performance-based compensation" with respect to Options that are exercisable at an exercise price of not less than 100% of the fair market value of a share of common stock on the date of grant. However, if an option is exercisable at a price less than 100% of the price of a share of common stock on the date of grant, such option will not constitute "qualified performance-based compensation."

    MISCELLANEOUS. The 1999 Plan is not qualified under Section 401 of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

VOTE REQUIRED

    The amendments to the 1999 Plan will be approved by the stockholders of the Company if Proposal 3 receives the affirmative vote of a majority of the shares of common stock present, by person or by proxy, and entitled to vote on the proposal. Any proxy card that is marked as abstaining from voting on Proposal 3 will be counted for purposes of determining a quorum and, although such shares will be counted as unvoted for purposes of the proposal, will have the effect of a vote against the proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 3.

                                  PROPOSAL 4:
                           APPROVAL OF AMENDMENTS TO
                          THE TELETECH HOLDINGS, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

    Shareholders are being asked to consider and approve this proposal to amend and restate the Company's ESPP (as amended and restated, the "Amended ESPP"). The Board of Directors has adopted the Amended ESPP, subject to shareholder approval, and the Amended ESPP will become effective when shareholder approval is obtained. The material terms of the Amended ESPP are summarized below and are qualified in their entirety by the terms of the Amended ESPP, which is included as Exhibit B to this Proxy Statement.

GENERAL

    The Amended ESPP is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code. A total of 400,000 shares of common stock are being reserved for issuance under the Amended ESPP. Because benefits under the Amended ESPP will vary depending on participants' elections and the fair market value of the common stock at various future dates, it is not possible to determine exactly what benefits might be received by the Company's employees following the adoption of the Amended ESPP.

PURPOSE

    The purpose of the Amended ESPP is to provide a means for employees to share in the ownership of the Company through payroll deductions, and to provide an incentive for continued employment. The Amended ESPP enables employees to buy small amounts of common stock without incurring transaction costs and gives them the additional advantage of dollar cost averaging in their purchases of common stock. Increased loyalty, productivity, and shareholder value often result from employee stock ownership.

ADMINISTRATION

    The Amended ESPP is administered by the Compensation Committee of the Board of Directors.

ELIGIBILITY

    All employees of the Company and its subsidiaries are eligible to participate in the Amended ESPP except (i) employees who have not worked for the Company for at least three months; (ii) five percent or greater shareholders of the Company, (iii) employees who do not work more than 20 hours per week; and
(iv) employees who do not work more than five months per year.

GRANT OF PURCHASE RIGHTS

    Eligible employees may participate by executing and submitting a subscription agreement authorizing specific regular payroll deductions of not less than $50 per month and not more than 15% of the employee's compensation. All eligible employees have the same rights and privileges with respect to the purchase of shares under the Amended ESPP. In no event, however, may an employee be granted an option in any one calendar year to purchase stock with a value of more than $25,000.

OFFERING PERIODS

    The offering periods are semi-annual, with the first period beginning on October 1 and ending on March 31 and the second period beginning on April 1 and ending on September 30.

PURCHASE PRICE

    The purchase price per share of each purchase right granted under the Amended ESPP shall be the lesser of the fair market value of a share of common stock on the first or last day of each offering period, less 15%.

FEDERAL INCOME TAX CONSIDERATIONS

    The following is a general summary as of the date of this proxy statement of the U.S. federal income tax considerations associated with the purchase of shares of common stock under the Amended ESPP. The U.S. federal tax laws may change and the U.S. federal, state, and local tax consequences for any participating employee will depend upon his or her individual circumstances. Each participating employee is encouraged to seek the advice of a qualified tax advisor regarding the tax consequences of participation in the Amended ESPP.

    GENERAL. The Amended ESPP is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code.

    TAX TREATMENT OF THE EMPLOYEE. Participating employees will not recognize income for U.S. federal income tax purposes either upon enrollment in the Amended ESPP or upon the purchase of shares of common stock under the Amended ESPP. All tax consequences are deferred until a participating employee sells the shares, disposes of shares by gift, or dies. Payroll deductions used to purchase shares of common stock, however, remain fully taxable as ordinary income at the time the deduction is taken, and there is no deferral of the ordinary income tax assessed on these amounts.

    If shares are held for more than one year after the date of purchase and more than two years from the beginning of the applicable purchase period or if the employee dies while owning the shares, the employee realizes ordinary income on a sale (or a disposition by way of gift or upon death) to the extent of the lesser of: (i) 15% of the fair market value of the shares at the beginning of the purchase period, or (ii) the actual gain (the amount by which the market value of the shares on the date of sale, gift or death exceeds the purchase price). All additional gain upon the sale of shares is treated as long-term capital gain. If the shares are sold and the sale price is less than the purchase price, there is no ordinary income, and the employee has long-term capital loss for the difference between the sale price and the purchase price depending upon the amount of time the shares are held.

    If the shares are sold or are otherwise disposed of including by way of gift (but not death, bequest or inheritance) within either the one-year or the two-year holding periods described above (in any case, a disqualifying disposition), the employee realizes ordinary income at the time of sale or other disposition equal to 15% of the fair market value of the shares at the date of purchase. This amount will constitute ordinary income in the year of the sale or other disposition even if no gain is realized on the sale or if a gratuitous transfer is made. The difference, if any, between the proceeds of sale and the fair market value of the shares at the date of purchase is a long-term or short-term capital gain or loss, depending on how long the shares have been held.

    TAX TREATMENT OF THE COMPANY. The Company will be entitled to a deduction in connection with the disposition of shares acquired under the Plan only to the extent that the employee recognizes ordinary income on a disqualifying disposition of the shares (but not if an employee satisfies the holding period requirements).

RECOMMENDATION OF THE BOARD OF DIRECTORS

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 4.

                              GENERAL INFORMATION

2000 ANNUAL MEETING OF STOCKHOLDERS

    Notice of any stockholder proposal that is intended to be included in the Company's proxy statement and form of proxy for its next annual meeting of stockholders must be received by the Secretary of the Company no later than December 13, 2000. Such notice must be in writing and must comply with the other provisions of Rule 14a-8 under the Exchange Act. In addition, the persons named in the proxy for the next annual meeting will have discretionary authority to vote with respect to any matter that is brought by any stockholder during the meeting and that is not described in the proxy statement for such meeting if the Company does not receive written notice, on or before February 26, 2000, that such matters would be raised at the meeting. Any notices regarding stockholder proposals must be received by the Company at its principal executive offices at 1700 Lincoln Street, Suite 1400, Denver, Colorado, 80203, Attention: Secretary.

ANNUAL REPORTS

    The Company's 1999 Annual Report to Stockholders is being mailed to the stockholders together with this proxy statement; however, the report is not part of the proxy solicitation materials. A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1999 may be obtained without charge upon request made to TeleTech Holdings, Inc., 1700 Lincoln Street, Suite 1400, Denver, Colorado, 80203, Attention: Investor Relations.

                                          By Order of the Board of Directors,

                                          [LOGO]

                                          James B. Kaufman
                                          SECRETARY

Denver, Colorado
April 12, 2000

                                                                       EXHIBIT A

                              AMENDED AND RESTATED
                            TELETECH HOLDINGS, INC.
                      1999 STOCK OPTION AND INCENTIVE PLAN

1.  PREAMBLE.

    TeleTech Holdings, Inc., a Delaware corporation (the "COMPANY"), hereby establishes the Amended and Restated TeleTech Holdings, Inc. 1999 Stock Option and Incentive Plan (the "PLAN") as a means whereby the Company may, through awards of (i) incentive stock options within the meaning of section 422 of the Code (as herein defined), (ii) stock appreciation rights, (iii) non-qualified stock options, (iv) restricted stock, and (v) phantom stock:

        (a) provide employees of the Company and its subsidiaries with additional incentive to promote the success of the Company's and its subsidiaries' businesses and encourage such employees to remain in the employ of the Company and its subsidiaries;

        (b) provide incentive for potential employees to accept employment with the Company; and

        (c) provide directors of the Company who are not otherwise employees of the Company, and consultants and other independent contractors who provide services to the Company, with additional incentive to promote the success of the Company's business.

    The provisions of this Plan do not apply to or affect any option, stock appreciation right, or stock heretofore or hereafter granted under any other stock plan of the Company or any subsidiary, and all such options, stock appreciation right or stock continue to be governed by and subject to the applicable provisions of the plan or agreement under which they were granted.

2.  DEFINITIONS.

    2.01 "BOARD" or "BOARD OF DIRECTORS" means the board of directors of the Company.

    2.02 "CAUSE" means, as determined in the sole discretion of the Board, a Participant's (a) commission of a felony or the commission of any crime involving moral turpitude, theft, embezzlement, fraud, misappropriation of funds, breach of fiduciary duty, abuse of trust or the violation of any other law or ethical rule relating to the Company; (b) material or repeated dishonesty or misrepresentation involving the Company or any Subsidiary; (c) material or repeated misconduct in the performance or non-performance of Participant's responsibilities as an employee, officer, Director, consultant or independent contractor; (d) violation of a material condition of employment; (e) unauthorized use of trade secrets or confidential information (or the Company's reasonable belief that a Participant has or has attempted to do so); or (f) aiding a competitor of the Company or any Subsidiary.

    2.03 "CODE" means the Internal Revenue Code of 1986, as it exists now and as it may be amended from time to time.

    2.04 "COMMITTEE" means the committee comprised of two or more Directors appointed by the Board to administer the Plan.

    2.05 "COMMON STOCK" means the common stock of the Company, $.01 par value per share.

    2.06 "COMPANY" means TeleTech Holdings, Inc., a Delaware corporation, and any successor thereto.

    2.07  "DIRECTOR"  means a member of the Board.

    2.08 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as it exists now or from time to time may hereafter be amended.

    2.09  "FAIR MARKET VALUE"  means for the relevant day:

        (a) If shares of Common Stock are listed or admitted to unlisted trading privileges on any national or regional securities exchange, the last reported sale price, regular way, on the composite tape of that exchange on the day Fair Market Value is to be determined;

        (b) If the Common Stock is not listed or admitted to unlisted trading privileges as provided in paragraph (a), and if sales prices for shares of Common Stock are reported by the National Association of Securities
    Dealers, Inc. Automated Quotations, Inc. National Market System ("NASDAQ SYSTEM"), then the last sale price for Common Stock reported as of the close of business on the day Fair Market Value is to be determined, or if no such sale takes place on that day, the average of the high bid and low asked prices so reported and, if Common Stock is not traded on that day, the next preceding day on which such stock was traded; or

        (c) If trading of the Common Stock is not reported by the Nasdaq System or on a stock exchange, Fair Market Value will be determined by the Committee in its discretion based upon the best available data.

    2.10  "ISO"  means incentive stock options within the meaning of
Section 422 of the Code.

    2.11  "NAKED SAR"  means a SAR issued not in connection with an ISO or NSO.

    2.12 "NSO" means non-qualified stock options, which are not intended to qualify under Section 422 of the Code.

    2.13 "OPTION" means the right of a Participant, whether granted as an ISO or an NSO, to purchase a specified number of shares of Common Stock, subject to the terms and conditions of the Plan.

    2.14 "OPTION DATE" means the date upon which an Option, SAR, Restricted Stock or Phantom Stock is awarded to a Participant under the Plan.

    2.15 "OPTION PRICE" means the price per share at which an Option may be exercised.

    2.16  "OUTSIDE DIRECTOR"  means a Non-Employee Director as defined in
Section 16b-3(b)(3)(i) of the Exchange Act.

    2.167 "PARTICIPANT" means an individual to whom an Option, SAR, Phantom Stock or Restricted Stock has been granted under the Plan.

    2.178 "PHANTOM STOCK" means a hypothetical share of Common Stock issued as phantom stock under the Plan.

    2.189 "PLAN" means the Amended and Restated TeleTech Holdings, Inc. 1999 Stock Option and Incentive Plan, as set forth herein and as from time to time amended.

    2.20 "RESTRICTED STOCK" means Common Stock awarded to a Participant pursuant to this Plan and subject to the restrictions contained in Section 9.

    2.191 "SAR" means a stock appreciation right. A SAR may be a Naked SAR or a Tandem SAR.

    2.202 "SECURITIES ACT" means the Securities Act of 1933, as it exists now or from time to time may hereinafter be amended.

    2.213 "SUBSIDIARY" means any corporation or other entity of which the majority voting power or equity interest is owned directly or indirectly by the Company.

    2.224 "TANDEM SAR" means a SAR associated with and issued in connection with an ISO or NSO.

    2.235  RULES OF CONSTRUCTION.

        (a) GOVERNING LAW. The construction and operation of this Plan are governed by the laws of the State of Delaware.

        (b) UNDEFINED TERMS. Unless the context requires another meaning, any term not specifically defined in this Plan has the meaning given to it by the Code.

        (c) HEADINGS. All headings in this Plan are for reference only and are not to be utilized in construing the Plan.

        (d) GENDER. Unless clearly appropriate, all nouns of whatever gender refer indifferently to persons of any gender.

        (e) SINGULAR AND PLURAL. Unless clearly inappropriate, singular terms refer also to the plural and VICE VERSA.

        (f) SEVERABILITY. If any provision of this Plan is determined to be illegal or invalid for any reason, the remaining provisions shall continue in full force and effect and shall be construed and enforced as if the illegal or invalid provision did not exist, unless the continuance of the Plan in such circumstances is not consistent with its purposes.

        (g) TERMINATION OF EMPLOYMENT. For all purposes of this Plan, an employee will have terminated employment with the Company when the employee's employment relationship with the Company and all of its subsidiaries is terminated. Additionally, for all purposes of the Plan, (i) a consultant's or independent contractor's "employment with the Company" shall be considered terminated upon the termination of any consulting or independent contractor agreement, or when the consultant or independent contractor no longer performs any services for the Company, and (ii) a non-employee Director's "employment with the Company" shall be considered terminated at the time such Director ceases to serve on the Board.

3.  STOCK SUBJECT TO THE PLAN.

    Except as otherwise provided in Section 13, the aggregate number of shares of Common Stock that may be issued under Options or as Restricted Stock under this Plan may not exceed 10,000,000 shares of Common Stock. Reserved shares may be either authorized but unissued shares or treasury shares, in the Board's discretion. If any awards hereunder shall terminate or expire, as to any number of shares, new Options, and Restricted Stock may thereafter be awarded with respect to such shares. Except as otherwise provided in Section 13, no Participant may be granted awards under the Plan in any calendar year in respect of more than 300,000 shares of Common Stock.

4.  ADMINISTRATION.

    The Plan shall be administered by the Committee. In addition to any other powers set forth in this Plan, the Committee has the exclusive authority:

        (a) to construe and interpret the Plan, and to remedy any ambiguities or inconsistencies therein;

        (b) to establish, amend and rescind appropriate rules and regulations relating to the Plan;

        (c) subject to the express provisions of the Plan, to determine the individuals who will receive awards of Options, Restricted Stock, Phantom Stock and/or SARs, the times when they will receive them, the number of shares to be subject to each award and the Option Price, payment terms, payment method, and expiration date applicable to each award;

        (d) to contest on behalf of the Company or Participants, at the expense of the Company, any ruling or decision on any matter relating to the Plan or to any awards of ISOs, NSOs, Restricted Stock, Phantom Stock and/or SARs;

        (e) generally, to administer the Plan, and to take all such steps and make all such determinations in connection with the Plan and the awards of ISOs, NSOs, Restricted Stock, Phantom Stock and/or SARs granted thereunder as it may deem necessary or advisable;

        (f) to determine the form in which payment of a SAR or a Phantom Stock award granted hereunder will be made (i.e., cash, Common Stock or a combination thereof) or to approve a participant's election to receive cash in whole or in part in settlement of the SAR or Phantom Stock award;

        (g) to determine the form in which tax withholding under Section 16 of this Plan will be made; and

        (h) to amend the Plan or any Option, Restricted Stock, Phantom Stock or SAR granted or awarded hereunder as may be necessary in order for any business combination involving the Company to qualify for pooling-of-interest treatment under APB No. 16.

5.  ELIGIBLE PARTICIPANTS.

    Subject to the provisions of the Plan, the Committee shall determine from time to time (a) those employees, officers, Directors, consultants and independent contractors of the Company or a Subsidiary, and non-employees and non-officers to whom the Company or any Subsidiary has extended an offer of employment, who shall be designated as Participants, and (b) the number of Options, SARs, Restricted Stock, and Phantom Stock, or any combination thereof, to be awarded to each such Participant; PROVIDED, HOWEVER, that no ISOs or Tandem SARs granted with respect to ISOs shall be awarded under the Plan more than ten years after the date this Plan is adopted by the Board. In addition, no ISOs may be awarded to a Participant who is not an employee of the Company or a Subsidiary.

6.  TERMS AND CONDITIONS OF INCENTIVE STOCK OPTIONS.

    The Committee, in its discretion, may grant ISOs to any Participant under the Plan; PROVIDED, HOWEVER, that no ISOs may be granted to a Director or other Participant who is not an employee of the Company or a Subsidiary. Each ISO shall be evidenced by an agreement between the Company and the Participant in a form approved by the Committee. Unless the Committee, in its discretion, determines otherwise, each ISO agreement shall be subject to the following terms and conditions and to such other terms and conditions as the Committee may deem appropriate;

        (a) OPTION PERIOD.  Each ISO will expire as of the earliest of:

            (i) the date on which it is forfeited under the provisions of
                Section 12;

            (ii) 10 years (or five years as specified in Section 6(e)) from the
                 Option Date;

           (iii) three months after the Participant's termination of employment with the Company for any reason other than death; or

            (iv) six months after the Participant's death.

        (b) OPTION PRICE. Subject to the provisions of Section 6(e), the Option Price per share shall be determined by the Committee at the time any ISO is granted, and shall not be less than the Fair Market Value of the Common Stock subject to the ISO on the Option Date.

        (c) OTHER OPTION PROVISIONS. The form of ISO authorized by the Plan may contain such other provisions as the Committee may, from time to time, determine; PROVIDED, HOWEVER, that such other provisions may not be inconsistent with any requirements imposed on qualified stock options under
    Section 422 of the Code.

        (d) LIMITATIONS ON AWARDS. The aggregate Fair Market Value, determined as of the Option Date, of Common Stock with respect to which ISOs are exercisable by a Participant for the first time during any calendar year under all ISO plans of the Company and any Subsidiary shall not exceed $100,000.

        (e) AWARDS TO CERTAIN STOCKHOLDERS. Notwithstanding Sections 6(a) and 6(b) hereof, if an ISO is granted to a Participant who owns stock representing more than 10% of the voting power of all classes of stock of the Company or a Subsidiary (as determined under the Code), the exercise period specified in the ISO agreement for which the ISO thereunder is granted shall not exceed five years from the Option Date and the Option Price shall be at least 110% of the Fair Market Value (as of the Option
    Date) of the Common Stock subject to the ISO.

7.  TERMS AND CONDITIONS OF NON-QUALIFIED STOCK OPTION.

    The Committee, in its discretion, may grant NSOs to any Participant under the Plan. Each NSO shall be evidenced by an agreement between the Company and the Participant in a form approved by the Committee. Unless the Committee, in its discretion, determines otherwise, each NSO agreement shall be subject to the following terms and conditions and to such other terms and conditions as the Committee may deem appropriate:

        (a) OPTION PERIOD.  Each NSO will expire as of the earliest of:

            (i) the date on which it is forfeited under the provisions of
                Section 12;

            (ii) the date three months after the Participant's termination of employment with the Company for any reason other than death; or

           (iii) the date six months after the Participant's death.

        (b) OPTION PRICE. At the time when the NSO is granted, the Committee will fix the Option Price. The Option Price may be greater than, less than, or equal to Fair Market Value on the Option Date, as determined in the sole discretion of the Committee.

        (c) OTHER OPTION PROVISIONS. The form of NSO authorized by the Plan may contain such other provisions as the Committee may from time to time determine.

8.  TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS.

    The Committee may, in its discretion, grant a SAR to any Participant under the Plan. Each SAR shall be evidenced by an agreement between the Company and the Participant, in a form approved by the Committee, and may be a Naked SAR or a Tandem SAR. Unless the Committee, in its discretion, determines otherwise, each SAR awarded to Participants under the Plan shall be subject to the following terms and conditions and to such other terms and conditions as the Committee may deem appropriate:

        (a) TANDEM SARS. Tandem SARs shall terminate on the same date as the related ISO or NSO. A Tandem SAR shall be exercisable only if the Fair Market Value of a share of Common Stock on the date of surrender exceeds the Option Price for the related Option, and then shall be exercisable to the extent, and only to the extent, that the related Option is exercisable. A Tandem SAR shall entitle the Participant to whom it is granted the right to elect, so long as such Tandem SAR is exercisable and subject to such limitations as the Committee shall have imposed, to surrender any then exercisable portion of his related Option, in whole or in part, and receive from the Company in exchange, without any payment of cash (except for applicable employee withholding taxes), that number of shares of Common Stock having an aggregate Fair Market Value on the date of surrender equal to the product of (i) the excess of the Fair Market Value of a share of Common Stock on the date of surrender over the per share Option Price, and
    (ii) the number of shares of Common Stock subject to such Option or portion thereof which is surrendered. Any Option or portion thereof which is surrendered shall no longer be exercisable. The Committee, in its sole discretion, may allow the Company to settle all or part of the Company's obligation arising out of the exercise of a Tandem SAR by the payment of cash equal to the aggregate Fair Market Value of the shares of Common Stock which the Company would otherwise be obligated to deliver.

        (b) NAKED SARS. Naked SARs shall terminate as provided in the Participant's SAR agreement. The Committee may at the time of granting any Naked SAR add such conditions and limitations to the Naked SAR as it shall deem advisable, including but not limited to, limitations on the period within which the Naked SAR shall be exercisable and the maximum amount of appreciation to be recognized with regard to such Naked SAR.

        (c) OTHER CONDITIONS.  If a Participant is subject to Section 16(a) and
    Section 16(b) of the Exchange Act, the Committee may at any time add such additional conditions and limitations to such SAR which the Committee, in its discretion, deems necessary or desirable in order to comply with
    Section 16(a) or Section 16(b) of the Exchange Act and the rules and regulations issued thereunder, or in order to obtain any exemption therefrom.

9.  TERMS AND CONDITIONS OF RESTRICTED STOCK AWARDS.

    The Committee, in its discretion, may grant Restricted Stock to any Participant under the Plan. Each grant of Restricted Stock shall be evidenced by an agreement between the Company and the Participant in a form approved by the Committee. Unless the Committee, in its discretion, determines otherwise, all shares of Common Stock awarded to Participants under the Plan as Restricted Stock shall be subject to the following terms and conditions and to such other terms and conditions as the Committee may deem appropriate:

        (a) RESTRICTED PERIOD. Shares of Restricted Stock awarded to Participants may not be sold, transferred, pledged or otherwise encumbered before they vest. Subject to the provisions of subparagraphs (b) and (c) below and any other restrictions imposed by law, certificates evidencing shares of Restricted Stock that vest will be transferred to the Participant or, in the event of his death, to the beneficiary or beneficiaries designated by writing filed by the Participant with the Committee for such purpose or, if none, to his estate.

        (b) FORFEITURES. A Participant shall forfeit all unpaid accumulated dividends and all shares of Restricted Stock which have not vested prior to the date that his employment with the Company is terminated for any reason.

        (c) CERTIFICATES DEPOSITED WITH COMPANY. Each certificate issued in respect of shares of Restricted Stock awarded under the Plan shall be registered in the name of the Participant and deposited with the Company. Each such certificate shall bear the following (or a similar) legend:

       "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) relating to Restricted Stock contained in the TeleTech Holdings, Inc. 1999 Stock Option and Incentive Plan and an agreement entered into between the registered owner and TeleTech Holdings, Inc. Copies of such Plan and agreement are on file at the principal office of TeleTech Holdings, Inc."

        (d) STOCKHOLDER RIGHTS. Subject to the foregoing restrictions, each Participant shall have all the rights of a stockholder with respect to his shares of Restricted Stock including, but not limited to, the right to vote such shares.

        (e) DIVIDENDS. On each Common Stock dividend payment date, each Participant shall receive an amount equal to the dividend paid on that date on a share of Common Stock, multiplied by his number of shares of Restricted Stock.

10. TERMS AND CONDITIONS OF PHANTOM STOCK.

    The Committee may, in its discretion, award Phantom Stock to any Participant under the Plan. Each award of Phantom Stock shall be evidenced by an agreement between the Company and the Participant. The Committee may at the time of awarding any Phantom Stock add such additional conditions and limitations to the Phantom Stock as it shall deem advisable, including, but not limited to, the right for

Participants to receive dividends equivalent to those paid on Common Stock, limitations on the period or periods within which the Phantom Stock may be surrendered, and the maximum amount of appreciation to be recognized with regard to such Phantom Stock. An award of Phantom Stock shall entitle the Participant to whom it is awarded the right to elect, so long as such Phantom Stock is vested and subject to such limitations as the Committee shall have imposed, to surrender any then vested portion of the Phantom Stock, in whole or in part, and receive from the Company in exchange therefor the Fair Market Value on the date of surrender of the Common Stock to which the surrendered Phantom Stock relates in cash or in shares of Common Stock as the Committee may determine. If a Participant is subject to Section 16(a) and Section 16(b) of the Exchange Act, the Committee may at any time add such additional conditions and limitations to such Phantom Stock which, in its discretion, the Committee deems necessary or desirable in order to comply with Section 16(a) or Section 16(b) of the Exchange Act and the rules and regulations promulgated thereunder, or in order to obtain any exemption therefrom.

11. MANNER OF EXERCISE OF OPTIONS.

    To exercise an Option in whole or in part, a Participant, any permitted transferee of a Participant or, after a Participant's death, a Participant's executor or administrator, must give written notice to the Committee, stating the number of shares to which he intends to exercise the Option. The Company will issue the shares with respect to which the Option is exercised upon payment in full of the Option Price. The Option Price may be paid (i) in cash, (ii) in shares of Common Stock having an aggregate Fair Market Value, as determined on the date of delivery, equal to the Option Price, or (iii) by delivery of irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds necessary to pay for all Common Stock acquired through such exercise and any tax withholding obligations resulting from such exercise. The Option Price may be paid in shares of Common Stock which were received by the Participant upon the exercise of one or more Options. The Option Price may be paid in shares of Common Stock which were received by the Participant as an award of Restricted Stock under the Plan. The Option Price may be paid by surrender of Tandem SARs equal to the Option Price.

12. VESTING.

    (a) A Participant may not exercise an Option, surrender a SAR or Phantom Stock or transfer, pledge or dispose of any Restricted Stock until it has become vested. The portion of an Option, SAR or Phantom Stock award or Restricted Stock that is vested depends upon the period that has elapsed since the Option Date. Unless the Committee establishes a different vesting schedule at the time an Option is granted or the Restricted Stock, SAR or Phantom Stock is awarded, all Options granted under this Plan, Restricted Stock, SARs and Phantom Stock awarded under this Plan shall vest according to the following schedule:

                                                                 CUMULATIVE
PERIOD ELAPSED                                                VESTED PERCENTAGE
--------------                                                -----------------
First Anniversary of Option Date............................          20%
Second Anniversary of Option Date...........................          40%
Third Anniversary of Option Date............................          60%
Fourth Anniversary of Option Date...........................          80%
Fifth Anniversary of Option Date............................         100%

Except as provided below, if a Participant's employment with the Company or its Subsidiaries is terminated, for any reason, such Participant automatically forfeits any Options, Restricted Stock, SARs and/or Phantom Stock that are not yet vested. A transfer of employment from the Company to a Subsidiary or affiliate, or VICE VERSA, is not a termination of employment for purposes of this Plan. Unless the Committee in its sole discretion specifically waives the application of this sentence, then notwithstanding the vesting schedule contained herein or in the Participant's agreement, if the Participant's employment, or if a Director, his membership on the Board, is terminated for Cause, all Options, SARs, Restricted Stock and/ or Phantom Stock granted or awarded to the Participant will be immediately cancelled and forfeited by the Participant upon delivery to him of notice of such termination.

    (b) If it determines that special circumstances exist, the Committee, in its sole discretion, may accelerate the time in which an award under the Plan vests, even if, under its existing terms, such award would not then be exercisable.

13. ADJUSTMENTS TO REFLECT CHANGES IN CAPITAL STRUCTURE.

    If there is any change in the corporate structure or shares of the Company, the Board of Directors may, in its discretion, make any adjustments necessary to prevent accretion, or to protect against dilution, in the number and kind of shares authorized by the Plan and, with respect to outstanding Options, Restricted Stock, Phantom Stock and/or SARs, in the number and kind of shares covered thereby and in the applicable Option Price; PROVIDED, HOWEVER, no adjustment will be made for the issuance of preferred stock or the conversion of convertible preferred stock. For the purpose of this Section 13, a change in the corporate structure or shares of the Company includes, without limitation, any change resulting from a recapitalization, stock split, stock dividend, consolidation, rights offering, spin-off, reorganization, or liquidation and any transaction in which shares of Common Stock are changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or another corporation.

14. NON-TRANSFERABILITY OF OPTIONS, SARS AND PHANTOM STOCK.

    The Options and SARs granted or Phantom Stock awarded under the Plan are not transferable, voluntarily or involuntarily, other than by will or the laws of descent and distribution, or to the extent permissible under Section 422 of the Code, pursuant to a qualified domestic relations order as defined in Section 414(p) of the Code; PROVIDED, HOWEVER, that the Compensation Committee, in its discretion, may permit Options to be transferrable by a Participant to members of such Participant's immediate family or to family trusts, partnerships and other entities comprised solely of the Participant or members of the Participant's immediate family.

15. RIGHTS AS STOCKHOLDER.

    No Common Stock may be delivered upon the exercise of any Option until full payment of the Option Price has been made and all income tax withholding requirements thereon have been satisfied. A Participant has no rights whatsoever as a stockholder with respect to any shares covered by an Option until the date of the issuance of a stock certificate for the shares. A Participant who has been granted SARs or Phantom Stock shall have no rights whatsoever as a stockholder with respect to such SARs or Phantom Stock.

16. WITHHOLDING TAX.

    The Company shall have the right to withhold or to require a Participant to remit to the Company, in cash or shares of Common Stock, with respect to any payments made to Participants under the Plan, any taxes required by law to be withheld because of such payments. Subject to the consent of the Committee with respect to (a) the exercise of an NSO, (b) the lapse of restrictions on Restricted Stock, (c) a "disqualifying disposition" of an ISO, as determined pursuant to the Code, or (d) the issuance of any other stock award under the Plan, a Participant may make an irrevocable election (an "ELECTION") to
(i) have shares of Common Stock otherwise issuable withheld, or (ii) tender back to the Company shares of Common Stock received pursuant to (a), (b), or (d), or
(iii) deliver back to the Company pursuant to (a), (b), or (d) previously acquired shares of Common Stock having a Fair Market Value sufficient to satisfy all or part of the Participant's estimated tax obligations. Such Election must be made by a Participant prior to the date on which the relevant tax obligation arises. The Committee may disapprove of any Election, may suspend or terminate the right to make Elections, or may provide with respect to any award under this Plan that the right to make Elections shall not apply to such award.

17. NO RIGHT TO EMPLOYMENT.

    Participation in the Plan will not give any Participant a right to be retained as an employee of the Company or any subsidiary, or any right or claim to any benefit under the Plan, unless the right or claim has specifically accrued under the Plan.

18. AMENDMENT OF THE PLAN.

    The Committee may from time to time amend or revise the terms of this Plan in whole or in part and may without limitation, adopt any amendment deemed necessary, subject only to applicable laws, regulations and the rules and regulations of the Nasdaq Stock Exchange or any national stock exchange upon which the Common Stock may be listed; PROVIDED, HOWEVER, that (a) except as provided in Section 4(h), no change in any award previously granted to a Participant may be made that would impair the rights of the Participant without the Participant's consent, or (b) no amendment may extend the period during which a Participant may exercise an ISO beyond the period set forth in Section 6(a)(ii) or 6(e). Any approval required or desired from the Company's stockholders to any amendment shall require a vote of the majority of the shares of the Company's Common Stock and preferred stock voting together as one class, present in person or by proxy at a duly held stockholders meeting or by written consent. All amendments shall be in writing and consented to by a majority of the members of the Committee.

19. CONDITIONS UPON ISSUANCE OF SHARES.

    An Option shall not be exercisable, a share of Common Stock shall not be issued pursuant to the exercise of an Option, and Restricted Stock shall not be awarded until such time as the Plan has been approved by the Stockholders of the Company and unless the award of Restricted Stock, exercise of such Option and the issuance and delivery of such share pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares of Common stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Common Stock is being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

20. EFFECTIVE DATE AND TERMINATION OF PLAN.

    (a) EFFECTIVE DATE. This Plan is effective as of the later of the date of its adoption by the Board or, if approval of the Company's stockholders is sought, the date the Plan is approved by the stockholders of the Company.

    (b) TERMINATION OF THE PLAN. The Committee may terminate the Plan at any time with respect to any shares that are not then subject to Options or Restricted Stock. Termination of the Plan will not affect the rights and obligations of any Participant with respect to Options, SARs, Phantom Stock or Restricted Stock awarded before termination.

21. ANNUAL OPTION GRANTS TO OUTSIDE DIRECTORS.

    On the date of each annual meeting of stockholders, each Outside Director who does not own, directly or indirectly, over 5% of the issued and outstanding Common Stock shall be granted an Option to purchase 15,000 shares of Common Stock and, for each committee on which such director has been appointed to serve, such committee member shall be granted an option to purchase 8,000 shares of Common Stock.

                                                                       EXHIBIT B

                            TELETECH HOLDINGS, INC.
               AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

1.  PURPOSE.

    The purpose of the Plan (as defined herein) is to assist TeleTech
Holdings, Inc., a Delaware corporation (the "Company"), and its Affiliates (as defined herein) in retaining the employment of qualified employees by offering them a greater stake in and a closer identity with the Company's success, and to aid in obtaining the services of individuals whose employment would be helpful to the Company and would contribute to its success. This is to be accomplished by providing employees a continuing opportunity to purchase Shares (as defined herein) from the Company through periodic offerings.

    The Plan is intended to comply with the provisions of section 423 of the Code (as defined herein), and the Plan shall be administered, interpreted and construed accordingly. The Plan became effective on October 1, 1996 and was amended and restated effective April 1, 2000, subject to approval by the stockholders of the Company within 12 months of the date of the Plan's amendment.

2.  DEFINITIONS.

    For purposes of the Plan:

    (a) "ACCOUNT" means the non-interest bearing account that the Company (or the Affiliate which employs the Participant) shall establish for Participants to which Participants' payroll deductions pursuant to the Plan shall be credited.

    (b) "AFFILIATE" means any corporation that, at the time in question, is a "parent" of the Company within the meaning of section 424(e) of the Code, or is a "subsidiary" of the Company within the meaning of section 424(f) of the Code.

    (c) "AGENT" means the person or persons appointed by the Board in accordance with Paragraph 3(d).

    (d)  "BOARD"  means the Board of Directors of the Company.

    (e)  "CODE"  means the Internal Revenue Code of 1986, as amended.

    (f)  "COMMITTEE"  means the committee described in Paragraph 3(a).

    (g)  "COMPANY"  means TeleTech Holdings, Inc.

    (h) "COMPENSATION" means the total amount of compensation for services paid to a Participant for an Offering Period by the Company and the Affiliates that would be reportable on Internal Revenue Service Form W-2, including without limitation commissions and bonus paid to the Participant under the TeleTech Holdings, Inc. Management Incentive Plan or otherwise, plus amounts that are not includible in income for federal income tax purposes that a Participant elects to contribute pursuant to an arrangement described in section 125 or section 401(k) of the Code.

    (i)  "DATE OF GRANT"  means the first business day of an Offering Period.

    (j) "ELIGIBLE EMPLOYEE" means any employee of the Company or any Affiliate who meets the eligibility requirements of Paragraph 4.

    (k) "FAIR MARKET VALUE" means, on any given date, the closing price of the Shares on the principal national securities exchange on which the Shares are listed on such date, or, if the Shares are not listed on any national securities exchange, the closing price of the Shares as reported on the Nasdaq on such date, or if the Shares are not so reported, the fair market value of the Shares as determined by the Committee in good faith. If there are no sales reports or bid or ask quotations, as the case may be, for a given date, the closest preceding date on which there were sales reports shall be used.

    (l) "INVESTMENT ACCOUNT" means the account established for a Participant pursuant to Paragraph 9(a) to hold Shares acquired for a Participant pursuant to the Plan.

    (m)  "NASDAQ"  means The Nasdaq Stock Market, Inc.

    (n) "OFFERING PERIOD" means each semi-annual period ending on March 31 and September 30 unless otherwise terminated earlier pursuant to paragraph 16. The first Offering Period commenced on October 1, 1996 and ended on March 31, 1997.

    (o) "PARTICIPANT" means an Eligible Employee who makes an election to participate in the Plan in accordance with Paragraph 5.

    (p) "PLAN" means the TeleTech Holdings, Inc. Amended and Restated Employee Stock Purchase Plan as set forth in this document, and as may be amended from time to time.

    (q)  "PURCHASE DATE"  means the last business day of an Offering Period.

    (r) "PURCHASE PRICE" means, with respect to any Offering Period, the lesser of:

        (i) eighty-five percent (85%) of the Fair Market Value of a Share on the Date of Grant of such Offering Period; or

        (ii) eighty-five percent (85%) of the Fair Market Value of a Share on the Purchase Date of such Offering Period.

    (s) "SHARE" or "SHARES" means a share or shares of Common Stock, $.01 par value, of the Company.

    (t) "SUBSCRIPTION AGREEMENT" means the agreement between the Participant and the Company or Affiliate pursuant to which the Participant authorizes payroll deductions to the Account.

3.  ADMINISTRATION.

    (a) The Plan shall be administered by the Compensation Committee of the Board (the "Committee"), or such other committee as may be designated by the Board to serve as the administrative committee for the Plan. All Committee members shall serve, and may be removed, in accordance with the general rules applicable to the Committee.

    (b) For purposes of administration of the Plan, a majority of the members of the Committee (but not less than two) shall constitute a quorum, and any action taken by a majority of such members of the Committee present at any meeting at which a quorum is present, or any action approved in writing by all members of the Committee, shall be the action of the Committee.

    (c) Subject to the express provisions of the Plan, the Committee shall have full discretionary authority to interpret the Plan, to issue rules for administering the Plan, to change, alter, amend or rescind such rules, and to make all other determinations necessary or appropriate for the administration of the Plan. The Committee shall have the discretion at its election to impose a holding period during which the sale of Shares acquired under the Plan is restricted for a period of time after purchase; provided that reasonable advance notice is given to Participants. All determinations, interpretations and constructions made by the Committee with respect to the Plan shall be final and conclusive. No member of the Board of Directors or the Committee shall be liable for any action, determination or omission taken or made in good faith with respect to the Plan or any right granted thereunder.

    (d) The Committee or its delegatee under Section 3(e) may engage an Agent to perform custodial and record keeping functions for the Plan, such as holding record title to the Participants' Share certificates, maintaining an individual Investment Account for each such Participant and providing periodic account status reports to such Participants.

    (e) The Committee shall have full discretionary authority to delegate ministerial functions to the management of the Company.

4.  ELIGIBILITY.

    All employees of the Company and its Affiliates shall be eligible to participate in the Plan, except (a) an employee who has not worked for the Company or an Affiliate for at least three months, beginning at least three months prior to an Offering Period and ending on the first day of an Offering Period, (b) any employee who owns stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or an Affiliate, (c) any employee whose customary employment does not exceed 20 hours per week, and (d) any employee whose customary employment does not exceed five months in any calendar year. In determining whether an employee owns 5% or more of the stock of the Company or an Affiliate, the rules of section 424(d) of the Code shall apply and stock which the employee may purchase under outstanding options, including rights to purchase stock under the Plan, shall be treated as stock owned by the employee.

    For purposes of this Paragraph 4, the term "employment" shall be interpreted in accordance with the provisions of Treasury Regulation Section1.421-7(h) (or any successor thereto).

5.  ELECTION TO PARTICIPATE.

    (a) SUBSCRIPTION AGREEMENTS. Each Eligible Employee may become a Participant by executing and submitting a Subscription Agreement to the Company at least seven (7) days prior to the beginning of the Offering Period in which payroll deductions will be made, authorizing specified regular payroll deductions. Subscription Agreements may not be retroactive. Subject to the limits of Paragraph 5(b), payroll deductions may be in any whole dollar amount, but not less than a rate of $50 per month, and shall be made on an after-tax basis. All payroll deductions shall be recorded in the Accounts. All funds recorded in Accounts may be used by the Company and its Affiliates for any corporate purpose, subject to the Participant's right to withdraw at any time an amount equal to the balance accumulated in his or her Account as described in Paragraph 8. Funds credited to Accounts shall not be required to be segregated from the general funds of the Company or any Affiliate.

    (b) CONTRIBUTION LIMIT. The sum of all regular payroll deductions authorized under Paragraph 5(a) shall not exceed the lesser of (i) the maximum amount permitted by Section 423 of the Code, and (ii) 15% of the Participant's Compensation.

    (c) NO INTEREST ON FUNDS IN ACCOUNTS. No interest shall accrue for the benefit of or be paid to any Participant with respect to funds held in any Account for such Participant.

6.  DEDUCTION CHANGES.

    A Participant may increase or decrease his or her payroll deduction by executing and submitting to the Company a new Subscription Agreement, subject to the minimum and maximum contribution limits set forth in Section 5 above. The change will become effective as soon as practicable following the receipt of such new Subscription Agreement by the Committee or its delegatee.

7.  LIMIT ON PURCHASE OF SHARES.

    (a) No Eligible Employee may be granted a right to purchase Shares under the Plan to the extent that, immediately following such grant, such Eligible Employee would have rights to purchase equity securities of the Company, under all plans of the Company and Affiliates that are intended to meet the requirements of section 423 of the Code, that accrue at a rate which exceeds $25,000 of Fair Market Value

(determined at the time the rights are granted) for each calendar year in which such rights to purchase equity securities of the Company are outstanding at any time. For purposes of this Paragraph 7:

        (i) The right to purchase Shares accrues when the right (or any portion thereof) first becomes exercisable during the calendar year;

        (ii) A right to purchase Shares that has accrued under one grant of rights under the Plan may not be carried over to any other grant of rights under the Plan or any other plan; and

       (iii) The limits of this Paragraph 7 shall be interpreted by the Committee in accordance with applicable rules and regulations issued under section 423 of the Code.

    (b) No Eligible Employee may be granted a right to purchase Shares under the Plan if, immediately following such grant, such Eligible Employee would own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or an Affiliate. In determining stock ownership for purposes of the preceding sentence, the rules of section 425(d) of the Code shall apply and stock that the Eligible Employee may purchase under outstanding options, including rights to purchase stock under the Plan, shall be treated as stock owned by the Participant.

8.  WITHDRAWAL OF FUNDS.

    Notwithstanding anything contained herein to the contrary, a Participant may at any time prior to a Purchase Date and for any reason withdraw from participation in the Plan for an Offering Period, in which case the entire balance accumulated in his or her Account shall be paid to such Participant as soon as practicable thereafter. Partial withdrawals shall not be permitted. Any such withdrawing Participant may again commence participation in the Plan in a subsequent Offering Period by executing and submitting to the Company a Subscription Agreement at least seven (7) business days prior to the beginning of such Offering Period.

9.  METHOD OF PURCHASE AND INVESTMENT ACCOUNTS.

    (a) EXERCISE OF OPTION FOR SHARES. Each Participant having funds credited to an Account on a Purchase Date shall be deemed, without any further action, to have exercised on such Purchase Date the option to purchase from the Company the number of whole Shares that the funds in such Account would purchase at the Purchase Price, subject to the limit:

        (i) on the aggregate number of Shares that may be made available for purchase to all Participants under the Plan; and

        (ii) on the number of Shares that may be made available for purchase to any individual Participant, as set forth in Paragraphs 5(b) and 7.

Such option shall be deemed exercised if the Participant does not withdraw such funds before the Purchase Date. All Shares so purchased shall be credited to a separate Investment Account established by the Agent for each Participant. The Agent shall hold in its name or the name of its nominee all certificates for Shares purchased until such Shares are withdrawn by a Participant pursuant to Paragraph 11. Fractional Shares may not be purchased under the Plan. Any funds remaining in the Account of a Participant after a Purchase Date shall be retained in the Account for the purchase of additional Shares in subsequent Offering Periods.

    (b) DIVIDENDS ON SHARES HELD IN INVESTMENT ACCOUNTS. All cash dividends, if any, paid with respect to the Shares credited to a Participant's Investment Account shall, unless otherwise directed by the Committee, be credited to his or her Account and used, in the same manner as other funds credited to Accounts, to purchase additional Shares under the Plan on the next Purchase Date, subject to Participants' withdrawal rights against Accounts and the other limits of the Plan.

    (c) ADJUSTMENT OF SHARES ON APPLICATION OF AGGREGATE LIMITS. If the total number of Shares that would he purchased pursuant to Paragraph 9(a) but for the limits described in Paragraph 9(a)(i) or Paragraph 10 exceeds the number of Shares available for purchase under the Plan for a particular Offering Period, then the number of available Shares shall be allocated among the Investment Accounts of Participants in the ratio that the amount credited to a Participant's Account as of the Purchase Date bears to the total amount credited to all Participants' Accounts as of the Purchase Date. The cash balance not applied to the purchase of Shares shall be held in Participants' Accounts subject to the terms and conditions of the Plan.

10. STOCK SUBJECT TO PLAN.

    The maximum number of Shares that may be issued pursuant to the Plan is 400,000, subject to adjustment in accordance with Section 19. The Shares delivered pursuant to the Plan may, at the option of the Company, be Shares purchased specifically for purposes of the Plan, shares otherwise held in treasury or Shares originally issued by the Company for such purposes. In addition, the Committee may impose such limitations as it deems appropriate on the number of Shares that shall be made available for purchase under the Plan during any Offering Period.

11. WITHDRAWAL OF CERTIFICATES.

    A Participant shall have the right at any time to receive a certificate or certificates for all or a portion of the Shares credited to his or her Investment Account by giving written notice to the Company; PROVIDED, HOWEVER, that no such request may be made more frequently than once per Offering Period.

12. REGISTRATION OF CERTIFICATES.

    Each certificate for Shares withdrawn by a Participant may be registered only in the name of the Participant, or, if the Participant has so indicated in the manner designated by the Committee, in the Participant's name jointly with a member of the Participant's family, with right of survivorship. A Participant who is a resident of a jurisdiction which does not recognize such a joint tenancy may have certificates registered in the Participant's name as tenant in common or as community property with a member of the Participant's family without right of survivorship.

13. VOTING.

    The Agent shall vote all Shares held in an Investment Account in accordance with the Participant's instructions.

14. TERMINATION OF EMPLOYMENT.

    Any Participant (a) whose employment by the Company and all Affiliates is terminated for any reason (except death) or (b) who shall cease to be an Eligible Employee, in either case during an Offering Period, shall cease being a Participant as of the date of such termination of employment or cessation of eligibility. Upon such event, the entire cash balance in such Participant's Account shall be refunded as soon as practicable.

15. DEATH OF A PARTICIPANT.

    If a Participant shall die during an Offering Period, no further payroll deductions shall be taken on behalf of the deceased Participant. The executor or administrator of the deceased Participant's estate may elect to withdraw the balance in said Participant's Account by notifying the Company in writing prior to the Purchase Date in respect of such Offering Period. In the event no election to withdraw has been made, the balance accumulated in the deceased Participant's Account shall be used to purchase Shares in accordance with the provisions of the Plan.

16. MERGER, REORGANIZATION, CONSOLIDATION OR LIQUIDATION.

    In the event of a merger, reorganization or consolidation (regardless of whether the Company is the surviving entity) that results in any person or entity other than Kenneth Tuchman owning more than 50% of the combined voting power of all classes of stock then outstanding or the liquidation of all of the assets of the Company, the Committee in its sole discretion may either
(a) require that the surviving entity provide to each Participant rights which are equivalent to such Participant's rights under the Plan, or (b) cause the Offering Period to end on the date immediately prior to the consummation of such merger or other transaction.

17. GOVERNING LAW; COMPLIANCE WITH LAW.

    This Plan shall be construed in accordance with the laws of the State of Delaware. The Company's obligation to sell and deliver shares of Common Stock hereunder shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or governmental agency as may, in the opinion of counsel for the Company, be required.

18. ASSIGNMENT.

    The purchase rights granted hereunder are not assignable or transferable by the Participants, other than by will or the laws of descent and distribution. Any attempted assignment, transfer or alienation not in compliance with the terms of this Plan shall be null and void for all purposes and respects.

19. NO RIGHTS AS STOCKHOLDER.

    No Eligible Employee or Participant shall by reason of participation in this Plan have any rights of a stockholder of the Company until he or she acquires Shares on a Purchase Date as herein provided.

20. NO RIGHT TO CONTINUED EMPLOYMENT.

    Neither the Plan nor any right granted under the Plan shall confer upon any Participant any right to continuance of employment with the Company or any Affiliate, or interfere in any way with the right of the Company or Affiliate to terminate the employment of such Participant.

21. ADJUSTMENTS IN CASE OF CHANGES AFFECTING SHARES.

    In the event of a subdivision of outstanding Shares, or the payment of a stock dividend, the Share limit set forth in Paragraph 10 shall be adjusted proportionately, and such other adjustments shall be made as may be deemed equitable by the Committee. In the event of any other change affecting Shares (including any event described in section 424(a) of the Code), such adjustment, if any, shall be made as may be deemed equitable by the Committee to give proper effect to such event, subject to the limitations of section 424 of the Code.

22. AMENDMENT OF THE PLAN.

    The Committee may at any time, or from time to time, amend this Plan in any respect; PROVIDED, HOWEVER, that any amendment to the Plan that is treated for purposes of section 423 of the Code and regulations issued pursuant thereto as the adoption of a new plan shall be effective only if such amendment is approved by the stockholders of the Company within 12 months of the adoption of such amendment in a manner that meets the requirements for stockholder approval under such Code section and regulations.

23. TERMINATION OF THE PLAN.

    The Plan and all rights of employees under any offering hereunder shall terminate at such time as the Committee, at its discretion, chooses to terminate the Plan. Upon termination of this Plan, all amounts in the Accounts of Participants shall be carried forward into the Participant's Account under a successor plan, if any, or shall be promptly refunded and certificates for all Shares credited to a Participant's Investment Account shall be forwarded to him or her.

24. GOVERNMENTAL REGULATIONS.

    (a) Anything contained in this Plan to the contrary notwithstanding, the Company shall not be obligated to sell or deliver any Share certificates under this Plan unless and until the Company is satisfied that such sale or delivery complies with (i) all applicable requirements of the governing body of the principal market in which such Shares are traded, (ii) all applicable provisions of the Securities Act of 1933, as amended, (the "Act") and the rules and regulations thereunder and (iii) all other laws or regulations by which the Company is bound or to which the Company is subject.

    (b) The Company (or an Affiliate) may make such provisions as it may deem appropriate for the withholding of any taxes or payment of any taxes which it determines it may be required to withhold or pay in connection with any Shares. The obligation of the Company to deliver certificates under this Plan is conditioned upon the satisfaction of the provisions set forth in the preceding sentence.

25. REPURCHASE OF SHARES.

    The Company shall not be required to repurchase from any Participant any Shares which such Participant acquires under the Plan.

                               ADMISSION TICKET

                       ANNUAL MEETING OF STOCKHOLDERS
                          TELETECH HOLDINGS, INC.

                            WEDNESDAY, MAY 3, 2000

                               ONE NORWEST CENTER
                       JOHN D. HERSHNER CONFERENCE ROOM
                              1700 LINCOLN STREET
                                DENVER, CO 80203

                       PLEASE DATE, SIGN AND MAIL YOUR
                     PROXY CARD BACK AS SOON AS POSSIBLE!

               PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED

A  /X/ PLEASE MARK YOUR
       VOTES AS IN THIS
       EXAMPLE USING DARK
       INK ONLY.


                  FOR ALL NOMINEES
                (except as indicated       WITHHOLD AUTHORITY
                      below)            to vote for all nominees
1. Election of         / /                       / /
   Directors

(Instruction: To withhold authority to vote for an individual nominee, strike a line through the nominee's name at right)

------------------------------------------------------------

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES AND FOR PROPOSALS 2, 3, AND 4.

NOMINEES:  KENNETH TUCHMAN
           SCOTT THOMPSON
           JAMES BARLETT
           ROD DAMMEYER
           GEORGE HEILMEIER
           MORTON MEYERSON
           ALAN SILVERMAN

                                                          FOR  AGAINST  ABSTAIN
2.  Ratification of the appointment of Arthur Andersen    / /    / /      / /
    LLP as the Company's independent auditors.

3.  Approval of Amendments to the TeleTech Holdings,      / /    / /      / /
    Inc. 1999 Stock Option and Incentive Plan.

4.  Approval of Amendments to the TeleTech Holdings,      / /    / /      / /
    Inc. Employee Stock Purchase Plan.

          Do you plan to attend the Annual Meeting?       / /             / /
                                                          Yes             No

THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL OF THE BOARD OF DIRECTORS NOMINEES AND "FOR" PROPOSALS 2, 3, AND 4.

SIGNATURE(S)                                                    DATE
            ---------------------------------------------------     -----------

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

PROXY                                                                     PROXY

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                            TELETECH HOLDINGS, INC.

    The undersigned, having received Notice of Annual Meeting and Proxy Statement, hereby appoints SCOTT THOMPSON AND JAMES KAUFMAN, and each of them, proxies with full power of substitution for and in the name of the undersigned, to vote all shares of Common Stock of TELETECH HOLDINGS, INC owned of record by the undersigned at the 2000 Annual Meeting of Stockholders to be held at One Norwest Center, John D. Hershner Conference Room, located at 1700 Lincoln Street, Denver, Colorado 80203, on May 3, 2000 at 10:00 a.m., local time, and any adjournments or postponements thereof in accordance with the directions marked on the reverse side hereof. The proxies, or each of them, in their or his sole discretion are authorized to vote for the election of a person nominated to the Board of Directors if any nominee named herein becomes unable to serve or if for any reason whatsoever, another nominee is required, and the proxies, or each of them, in their or his sole discretion are further authorized to vote on other matters which may properly come before the 2000 Annual Meeting and any adjournments or postponements thereof.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES (SEE REVERSE SIDE), BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                        (PLEASE SIGN ON OTHER SIDE)